Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

DISTRICT OF DELAWARE

x
In re:	:
	:	Chapter 11
TIDEWATER INC., et al.,	:
	:	Case No. 17–11132 (BLS)
:
Debtors.[1]	:	(Jointly Administered)
:
:
x

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND

ORDER (I) APPROVING DEBTORS’ (A) DISCLOSURE

STATEMENT, (B) SOLICITATION OF VOTES AND VOTING

PROCEDURES AND (C) FORM OF BALLOTS, AND (II) CONFIRMING

JOINT PREPACKAGED CHAPTER 11 PLAN OF REORGANIZATION

OF TIDEWATER INC. AND ITS AFFILIATED DEBTORS

Tidewater Inc. (“Tidewater”)2 and its debtor affiliates, as debtors and debtors in possession in the above-captioned chapter 11 cases (the “Debtors”), as “proponents of the plan” within the meaning of section 1129 of title 11 of the United States Code (the “Bankruptcy Code”) having filed (A) the Joint Prepackaged Chapter 11 Plan of Reorganization of Tidewater Inc. and Its Affiliated Debtors dated May 11, 2017 with the Bankruptcy Court on May 17, 2017 (Docket No. 16) and the First Amended Joint Prepackaged Chapter 11 Plan of Reorganization

[1]	The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, if any, are: Tidewater Inc. (7776), Tidewater Marine Western, Inc. (1064), Tidewater Corporate Services, L.L.C. (7776), Tidewater Marine, L.L.C. (7779), Cajun Acquisitions, LLC (2365), Gulf Fleet Supply Vessels, L.L.C. (2194), Hilliard Oil & Gas, Inc. (4727), Java Boat Corporation (0278), Pan Marine International Dutch Holdings, L.L.C., Point Marine, L.L.C. (9586), Quality Shipyards, L.L.C. (2335), S.O.P., Inc. (3464), Tidewater Marine Alaska, Inc. (7549), Tidewater Marine International Dutch Holdings, L.L.C. (2289), Tidewater Marine Sakhalin, L.L.C. (7779), Tidewater Mexico Holding, L.L.C. (8248), Tidewater Venture, Inc. (7694), Twenty Grand (Brazil), L.L.C. (7730), Twenty Grand Marine Service, L.L.C. (7730), Zapata Gulf Marine, L.L.C. (5513), Tidewater GOM, Inc. (2799), Tidewater Subsea, L.L.C. (2022), Tidewater Subsea ROV, L.L.C. (3832), Tidewater Marine Fleet, L.L.C., Tidewater Marine Hulls, L.L.C., Tidewater Marine Ships, L.L.C., and Tidewater Marine Vessels, L.L.C. The Debtors’ principal offices are located at 601 Poydras Street, Suite 1500, New Orleans, Louisiana 70130.
[2]

Unless otherwise defined herein, capitalized terms shall have the meanings ascribed to them in the Plan (as defined herein). The rules of construction in section 102 of the Bankruptcy Code shall apply to this Order.

of Tidewater Inc. and Its Affiliated Debtors, dated July 12, 2017 with the Bankruptcy Court on July 12, 2017 (Docket No. 336) and the Second Amended Joint Prepackaged Chapter 11 Plan of Reorganization of Tidewater Inc. and Its Affiliated Debtors, dated July 13, 2017 with the Bankruptcy Court on July 13, 2017 (Docket No. 359) (as the same may be amended, modified, supplemented, or restated, the “Plan”), a copy of which is annexed hereto as Exhibit 1, and that certain supplement to the Plan, dated and filed with the Bankruptcy Court on June 5, 2017 (Docket No. 163) (as may be further amended, supplemented, or modified from time to time, the “Plan Supplement”), and (B) the Disclosure Statement for Joint Prepackaged Chapter 11 Plan of Reorganization of Tidewater Inc. and Its Affiliated Debtors, dated May 11, 2017 and filed with the Bankruptcy Court on May 17, 2017 (Docket No. 17) (the “Disclosure Statement”); and the Bankruptcy Court having entered an order on May 19, 2017 (Docket No. 99), as modified by the Order (I) Adjourning Combined Hearing on (A) Adequacy of Disclosure Statement and Solicitation Procedures and (B) Confirmation of Prepackaged Plan and (II) Granting Related Relief, entered on June 28, 2017 (Docket No. 290) (the “Scheduling Order”), which (i) scheduled a combined hearing (the “Combined Hearing”) to consider approval of the Disclosure Statement and the Debtors’ solicitation procedures and solicitation of votes to accept or reject the Plan (the “Solicitation Procedures”) and confirmation of the Plan; (ii) established procedures for objecting to approval of the Disclosure Statement and the Solicitation Procedures, and confirmation of the Plan; (iii) approved the form, manner, and sufficiency of notice of the Combined Hearing; (iv) extended the time for the Debtors to file their schedules of assets and liabilities and statements of financial affairs (collectively, the “Schedules and SOFAs”) and waived the requirement that the Debtors file the Schedules and SOFAs unless the Plan is not confirmed by July 31, 2017; and (v) granted related relief; and appropriate ballots for voting on the Plan (the “Ballots”), in the form attached as Exhibit B to the motion to approve the Solicitation Procedures (Docket No. 4) having been duly transmitted to holders of Class 3 Claims (General Unsecured Claims) in compliance with the Solicitation Procedures as set forth in the Declaration of Jane Sullivan on Behalf of Epiq Bankruptcy Solutions, LLC Regarding Service of Solicitation Packages and Tabulation of Ballots Cast on the Joint Prepackaged Chapter 11 Plan of Reorganization of Tidewater Inc. and Its Affiliated Debtors, filed on June 21, 2017 (Docket No. 244) (the “Voting Certification”); and the Ballots having been tabulated in the manner set forth in the Voting Certification and in compliance with the applicable provisions of the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), the Local Rules of Bankruptcy Practice and Procedure for the United States Bankruptcy Court for the District of Delaware (the “Local Rules”), and all other applicable laws, rules, and regulations, the Combined Hearing having been held before the Bankruptcy Court on July 13, 2017, after due and sufficient notice was given to (i) all of the Debtors’ known creditors and equity interest holders; (ii) the Office of the U.S. Trustee for the District of Delaware; (iii) counsel to the Credit Agreement Agent, (a) Morgan, Lewis & Bockius LLP, One Federal Street, Boston, MA 02110 (Attn: Amy L. Kyle, Esq. and Edwin E. Smith, Esq.), and (b) Morris, Nichols, Arsht & Tunnell LLP, 1201 North Market Street, P.O. Box 1347, Wilmington, DE 19899 (Attn: Derek C. Abbott, Esq.); (iv) counsel to the Unofficial Noteholder Committee, (a) Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, NY 10019 (Attn: Alan W. Kornberg, Esq. and Brian S. Hermann, Esq.), and (b) Blank Rome LLP, 1201 North Market Street, Suite 800, Wilmington, DE 19801 (Attn: Stanley B. Tarr, Esq. and Rick Antonoff, Esq.); (v) proposed counsel to the Official Committee of Unsecured Creditors (the “Creditors’ Committee”), (a) Whiteford Taylor & Preston L.L.P., 7 Saint Paul

Street, Baltimore, MD 21202 (Attn: Paul M. Nussbaum, Esq. and Alan C. Lazerow, Esq.) and (b) Whiteford, Taylor & Preston LLC, The Renaissance Centre, 405 King Street, Suite 500, Wilmington, DE 19801 (Attn: Thomas J. Francella, Jr., Esq., Christopher M. Samis, Esq., and L. Katherine Good, Esq.); (vi) proposed counsel to the Official Committee of Equity Security Holders (the “Equity Committee”), (a) Brown Rudnick LLP, One Financial Center, Boston, MA 02111 (Attn: Steven D. Pohl, Esq.) and Seven Times Square, 47th Floor, New York, NY 10036 (Attn: Howard S. Steel, Esq.) and (b) Saul Ewing LLP, 1201 North Market Street, Suite 2300, P.O. Box 1266, Wilmington, DE 19899 (Attn: Mark Minuti, Esq.) and 1037 Raymond Boulevard, Suite 1520, Newark, NJ 07102 (Attn: Sharon L. Levine, Esq.); (vii) the Securities and Exchange Commission; (viii) the Internal Revenue Service; (ix) the United States Attorney’s Office for the District of Delaware; (x) all other entities required to be served under Bankruptcy Rules 2002 and 3017; and (xi) all other parties in interest (collectively, the “Master Service List”) in accordance with the Scheduling Order, the Bankruptcy Code, the Bankruptcy Rules, and the Local Rules, in each case established by the affidavits of service, mailing, and/or publication filed with the Bankruptcy Court, including (1) the Affidavit of Service of Konstantina Haidopoulos Regarding the Scheduling Order, dated May 18, 2017 (Docket No. 56); (2) the Affidavit of Service of Konstantina Haidopoulos Regarding Notice of the Combined Hearing, dated May 26, 2017 (Docket No. 143); (3) the Affidavit of Service of Konstantina Haidopoulos Regarding the Filing of the Plan Supplement, dated June 6, 2017 (Docket No. 165); (4) the Proofs of Publication of Shannon Schmidt for The New York Times and Donna Laird of The Times-Picayune Regarding Notice of Commencement of Cases under Chapter 11 of the Bankruptcy Code and Summary of Joint Prepackaged Chapter 11 Plan and Notice of Hearing to Consider (A) Adequacy of Disclosure Statement and Solicitation Procedures; (B) Confirmation

of Plan of Reorganization; and (C) Related Materials, dated May 31, 2017 (Docket No. 162); and the (5) the Affidavit of Service of Konstantina Haidopoulos Regarding, among other things, the Order (I) Adjourning Combined Hearing on (A) Adequacy of Disclosure Statement and Solicitation Procedures and (B) Confirmation of Prepackaged Plan and (II) Granting Certain Related Relief, dated June 29, 2017 (Docket No. 294) (collectively, the “Notice Affidavits”), and such notice being sufficient under the circumstances and no further notice being required; and due notice of the Plan Supplement having been given to the Master Service List and all holders of Claims in Class 3 (General Unsecured Claims) in compliance with the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and the Solicitation Procedures; and based upon and after full consideration of the entire record of the Combined Hearing, including (A) the Disclosure Statement, the Plan (including the Plan Supplement), and the Voting Certification; (B) Debtors’ Memorandum of Law (1) in Support of (I) Approval of (A) Disclosure Statement, (B) Solicitation of Votes and Voting Procedures, and (C) Form of Ballots, and (II) Confirmation of First Amended Joint Prepackaged Chapter 11 Plan of Reorganization of Tidewater Inc. and Its Affiliated Debtors and (2) Omnibus Reply to Objections Thereto, dated July 12, 2017 (Docket Nos. 342 & 343); (C) the Declaration of Quinn P. Fanning in Support of Debtors’ Request for (I) Approval of Debtors’ Disclosure Statement, (II) Final Approval of Solicitation Procedures, and (III) Confirmation of Joint Prepackaged Chapter 11 Plan of Tidewater Inc. and Its Affiliated Debtors Under Chapter 11 of the Bankruptcy Code, dated July 12, 2017 (Docket No. 350) (the “Fanning Declaration”); (D) the Declaration of Marc J. Brown in Support of Confirmation of Joint Prepackaged Chapter 11 Plan of Reorganization of Tidewater Inc. and Its Affiliated Debtors, dated July 12, 2017 (Docket No. 353) (the “Brown Declaration”); (E) the Declaration of Douglas Fordyce in Support of Confirmation of the Joint Prepackaged Chapter 11 Plan of

Reorganization of Tidewater Inc. and Its Affiliated Debtors (the “Fordyce Declaration”), dated July 12, 2017 (Docket Nos. 347 & 349) and (F) the Notice Affidavits; and the Bankruptcy Court being familiar with the Disclosure Statement and the Plan and other relevant factors affecting the Chapter 11 Cases (defined below); and the Bankruptcy Court being fully familiar with, and having taken judicial notice of, the entire record of the Chapter 11 Cases; and upon the arguments of counsel and the evidence proffered and adduced at the Combined Hearing; and the Bankruptcy Court having found and determined that the Disclosure Statement and the Solicitation Procedures should be approved and the Plan should be confirmed as reflected by the Bankruptcy Court’s rulings made herein and at the Combined Hearing; and after due deliberation and sufficient cause appearing therefor; the Bankruptcy Court hereby FINDS, DETERMINES, AND CONCLUDES that:

FINDINGS OF FACT AND CONCLUSIONS OF LAW

A.    Findings and Conclusions. The findings and conclusions set forth herein and in the record of the Combined Hearing constitute the Bankruptcy Court’s findings of fact and conclusions of law pursuant to Rule 52 of the Federal Rules of Civil Procedure, as made applicable herein by Bankruptcy Rules 7052 and 9014. To the extent any of the following findings of fact constitute conclusions of law, they are adopted as such. To the extent any of the following conclusions of law constitute findings of fact, they are adopted as such.

B.    Jurisdiction, Venue, Core Proceeding (28 U.S.C. §§ 157(b)(2), 1334(a)). The Bankruptcy Court has jurisdiction over the Chapter 11 Cases pursuant to 28 U.S.C. §§ 157 and 1334, and the Amended Standing Order of Reference from the United States District Court for the District of Delaware, dated February 29, 2012. Approval of the Disclosure Statement and the Solicitation Procedures and confirmation of the Plan are core proceedings pursuant to 28

U.S.C. § 157(b), and this Bankruptcy Court has jurisdiction to enter a final order with respect thereto. The Debtors are eligible debtors under section 109 of the Bankruptcy Code. Venue is proper before this Bankruptcy Court pursuant to 28 U.S.C. §§ 1408 and 1409. The Debtors are proper plan proponents under section 1121(a) of the Bankruptcy Code.

C.    Chapter 11 Petitions. On May 17, 2017 (the “Petition Date”), each Debtor commenced with this Bankruptcy Court a voluntary case under chapter 11 of the Bankruptcy Code (the “Chapter 11 Cases”). The Debtors are authorized to continue to operate their businesses and manage their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. No trustee or examiner has been appointed in the Chapter 11 Cases pursuant to section 1104 of the Bankruptcy Code. On June 20, 2017, the Office of the U.S. Trustee appointed the Equity Committee (Docket No. 242) and the Creditors’ Committee (Docket No. 243). In accordance with an order of this Bankruptcy Court (Docket No. 90), the Chapter 11 Cases are being jointly administered pursuant to Bankruptcy Rule 1015(b).

D.    Judicial Notice. The Bankruptcy Court takes judicial notice of the docket of the Chapter 11 Cases maintained by the Clerk of the Bankruptcy Court, including all pleadings and other documents filed, all orders entered, and all evidence and arguments made, proffered, or adduced at the hearings held before the Bankruptcy Court during the pendency of the Chapter 11 Cases.

E.    Burden of Proof. The Debtors have the burden of proving the elements of sections 1129(a) and 1129(b) of the Bankruptcy Code by a preponderance of the evidence. Each Debtor has met such burden.

F.    Adequacy of Disclosure Statement. The Disclosure Statement (i) contains sufficient information of a kind necessary to satisfy the disclosure requirements of all applicable nonbankruptcy law, including the Securities Act of 1933, 15 U.S.C. §§ 77a-77aa (as amended, the “Securities Act”), (ii) contains “adequate information” (as such term is defined in section 1125(a)(1) and used in section 1126(b)(2) of the Bankruptcy Code) with respect to the Debtors, the Plan, and the transactions contemplated therein, and (iii) is approved in all respects.

G.    Solicitation. Prior to the Petition Date, the Debtors, through their administrative advisor, Epiq Bankruptcy Solutions, LLC (“Epiq”), caused the Plan, the Disclosure Statement (which included as exhibits thereto, among other things, the Restructuring Support Agreement, the Troms Agreement, the Form of Amended Tidewater Parent Organizational Documents, the Form of Management Incentive Plan, the Form of New Indenture, the Certificate, the Form of New Creditor Warrant Agreement, the Form of New Existing Equity Warrant Agreement, the Form of Registration Rights Agreement, the Troms Forbearance, and a Liquidation Analysis), the Ballots, a U.S. citizenship questionnaire, a U.S. citizenship certification, and a cover letter (collectively, the “Solicitation Package”), to be transmitted to and served on the holders of Claims in Class 3 (General Unsecured Claims) in compliance with sections 1125(g) and 1126(b) of the Bankruptcy Code, the Bankruptcy Rules (including Bankruptcy Rules 3017 and 3018), the Local Rules, all other applicable provisions of the Bankruptcy Code, and all other applicable rules, laws, and regulations applicable to such solicitation. As set forth in the Voting Certification, Solicitation Packages were transmitted to and served on holders of Claims in Class 3 (General Unsecured Claims)—the only Class entitled to vote to accept or reject the Plan—on May 12, 2017. See Voting Certification, ¶¶ 5 & 6. Each holder of a Class 3 Claim (General Unsecured Claims) received a Ballot. The form of the Ballot adequately addressed the particular needs of these Chapter 11 Cases and was appropriate for holders of Class 3 Claims (General Unsecured Claims). The instructions on the Ballot advised parties that for a Ballot to be counted, the Ballot must be properly completed, signed, and returned to Epiq so that it would be received by Epiq no later than 5:00 p.m. (Eastern Time) on June 12, 2017 (the “Voting Deadline”), unless such time was extended by the Debtors. The period during which the Debtors solicited acceptances to the Plan was a reasonable period of time for holders to make an informed decision to accept or reject the Plan. The Debtors were not required to solicit votes from the holders of Claims or Interests in Class 1 (Priority Non-Tax Claims), Class 2 (Secured Claims), Class 4 (Other General Unsecured Claims), Class 5 (Intercompany Claims), and Class 6 (Intercompany Interests) (collectively, the “Unimpaired Classes”), as each such class is Unimpaired under the Plan. The Debtors also were not required to solicit votes from the holders of Interests in Class 7 (Tidewater Parent Interests) and holders of Claims in Class 8 (Subordinated Securities Claims), as such Classes are deemed to reject the Plan. As described in and as evidenced by the Voting Certification and the Notice Affidavits, the transmittal and service of the Solicitation Package (all of the foregoing, the “Solicitation”) were timely, adequate, and sufficient under the circumstances and no other or further solicitation was or shall be required. The Solicitation complied with the Solicitation Procedures, was appropriate and satisfactory based upon the circumstances of the Chapter 11 Cases, was conducted in good faith and was in compliance with the provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and any other applicable rules, laws, and regulations. The Released Parties are entitled to the protection of section 1125(e) of the Bankruptcy Code.

H.    Mailing and Publication of Combined Notice. On May 22, 2017, the Debtors caused the Notice of Commencement of Cases Under Chapter 11 of the Bankruptcy

Code and Summary of Joint Prepackaged Chapter 11 Plan and Notice of Hearing to Consider (A) Adequacy of Disclosure Statement and Solicitation Procedures; (B) Confirmation of Plan of Reorganization; and (C) Related Materials (Docket No. 105) (the “Combined Notice”) to be mailed to the Master Service List and other parties in interest in compliance with the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, the Scheduling Order, and the Solicitation Procedures, and published notices substantially similar to the Combined Notice in The New York Times and The Times-Picayune on May 26, 2017. See Notice Affidavit (Docket No. 162). The Debtors have given proper, adequate, and sufficient notice of the Combined Hearing, as required by Bankruptcy Rules 3017(a) and 3017(d), Local Rule 3017–1, and the Scheduling Order. Proper, adequate, and sufficient notice of the Disclosure Statement, the Plan, the Plan Supplement, and the deadlines for filing objections to the Disclosure Statement and Plan have been given to all known holders of Claims or Interests and all parties on the Master Service List, substantially in accordance with the Scheduling Order. No other or further notice was or shall be required.

I.    Tabulation Results. On June 21, 2017, Epiq filed the Voting Certification (Docket No. 244) certifying the method and results of the Ballots tabulated for Class 3 (General Unsecured Claims). As of the Voting Deadline, approximately 80% in amount and approximately 83% in number of holders of Claims in Class 3 (General Unsecured Claims) that voted on the Plan by the Voting Deadline voted to accept the Plan. Accordingly, pursuant to the requirements of section 1126 of the Bankruptcy Code, the Bankruptcy Court finds that Class 3 (General Unsecured Claims) has accepted the Plan. All procedures used to tabulate the Ballots were fair, reasonable, and conducted in accordance with the applicable provisions of the

Bankruptcy Code, the Bankruptcy Rules, the Local Rules, the Scheduling Order, and all other applicable rules, laws and regulations.

J.    Joint Chapter 11 Plan. The Plan is a joint chapter 11 plan for each of the Debtors, with the Plan for each Debtor being nonseverable and mutually dependent on the Plan for each other Debtor.

K.    Plan Supplement. On June 5, 2017, the Debtors filed the Plan Supplement, consisting of (i) the list of the New Board Members of Reorganized Tidewater Parent, (ii) the Restructuring Support Agreement, which includes, among other exhibits, the following: (a) the Troms Agreement, (b) the Certificate, (c) the Form of Amended Tidewater Parent Organizational Documents, (d) the Form of Management Incentive Plan, (e) the Form of New Indenture, (f) the Form of New Creditor Warrant Agreement, (g) the Form of New Existing Equity Warrant Agreement, and (h) the Form of Registration Rights Agreement. All such documents comply with the terms of the Plan, and the filing and notice of such documents were good and proper in accordance with the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, the Scheduling Order, and all other applicable rules, laws, and regulations, and no other or further notice is or shall be required. All documents included in the Plan Supplement are integral to, part of, and incorporated by reference into the Plan. The Debtors reserve the right to alter, amend, update, or modify the Plan Supplement in accordance with the Bankruptcy Code and the Bankruptcy Rules, provided, that such alteration, amendment, update, or modification shall be in form and substance reasonably satisfactory to the Debtors, the Requisite Consenting Noteholders, and the Requisite Consenting Tidewater Lenders. All parties required to be given notice of the documents identified in the Plan Supplement have been provided due, proper, timely, and adequate notice and have had an opportunity to appear and be heard with respect thereto. The transmittal and notice of the Plan Supplement (and all documents identified therein) were appropriate and satisfactory based upon the circumstances of the Chapter 11 Cases and were conducted in good faith. No other or further notice with respect to the Plan Supplement (and all documents identified therein) is necessary or shall be required.

L.    Modifications of the Plan. Pursuant to and in compliance with section 1127 of the Bankruptcy Code and Bankruptcy Rule 3018, the Debtors proposed certain immaterial modifications to the Plan as reflected herein and/or in modified or amended versions of the Plan and/or Plan Supplement filed with the Court prior to entry of this Order (collectively, the “Plan Modifications”). In accordance with Bankruptcy Rule 3019, the Plan Modifications do not (i) constitute material modifications of the Plan under section 1127 of the Bankruptcy Code, (ii) cause the Plan to fail to meet the requirements of sections 1122 or 1123 of the Bankruptcy Code, (iii) materially and adversely change the treatment of any Claims or Interests, (iv) require re-solicitation of any holders of Claims or Interests, or (v) require that any such holders be afforded an opportunity to change previously cast acceptances or rejections of the Plan. Under the circumstances, the form and manner of notice of the proposed Plan Modifications are adequate, and no other or further notice of the proposed Plan Modifications is necessary or required. In accordance with section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, all holders of Claims or Interests who voted to accept the Plan or who are conclusively presumed to have accepted the Plan, as applicable, are deemed to have accepted the Plan as modified by the Plan Modifications. No holder of a Claim that has voted to accept the Plan shall be permitted to change its acceptance to a rejection as a consequence of the Plan Modifications.

M.    Bankruptcy Rule 3016(a). In accordance with Bankruptcy Rule 3016, the Plan is dated and identifies the Debtors as proponents of the Plan. The discharge, release, injunction, and exculpation provisions of the Plan are set forth in bold, thereby complying with Bankruptcy Rule 3016(c).

Compliance with Requirements of Section 1129 of Bankruptcy Code

N.    Plan Compliance with the Bankruptcy Code (11 U.S.C. § 1129(a)(1)). The Plan complies with the applicable provisions of the Bankruptcy Code and thereby satisfies section 1129(a)(1) of the Bankruptcy Code. More particularly:

i.    Proper Classification (11 U.S.C. §§ 1122, 1123(a)(1)). In addition to Administrative Expense Claims (Section 2.1 of the Plan), Fee Claims (Section 2.2 of the Plan), and Priority Tax Claims (Section 2.3 of the Plan), which need not be classified, Articles III and IV of the Plan classify eight (8) Classes of Claims and Interests for each of the Debtors. The Claims or Interests placed in each Class are substantially similar to the other Claims or Interests, as the case may be, in each such Class. Valid business, factual, and legal reasons exist for separately classifying the various Classes of Claims or Interests created under the Plan, and such Classes do not unfairly discriminate between holders of Claims or Interests. The Plan therefore satisfies sections 1122 and 1123(a)(1) of the Bankruptcy Code.

ii.    Specified Unimpaired Classes (11 U.S.C. § 1123(a)(2)). Articles III and IV of the Plan specify that holders of Claims or Interests in Class 1 (Priority Non-Tax Claims), Class 2 (Secured Claims), Class 4 (Other General Unsecured Claims), Class 5 (Intercompany Claims), and Class 6 (Intercompany Interests) are Unimpaired under the Plan within the meaning of section 1124 of the Bankruptcy Code, thereby satisfying section 1123(a)(2) of the Bankruptcy Code.

iii.    Specified Treatment of Impaired Classes (11 U.S.C. § 1123(a)(3)). Articles III and IV of the Plan designate holders of Claims and Interests in Class 3 (General Unsecured Claims), Class 7 (Tidewater Parent Interests), and Class 8 (Subordinated Securities Claims) as impaired within the meaning of section 1124 of the Bankruptcy Code and specify the treatment of the Claims and Interests in those Classes, thereby satisfying section 1123(a)(3) of the Bankruptcy Code.

iv.    No Discrimination (11 U.S.C. § 1123(a)(4)). The Plan provides for the same treatment by the Debtors for each holder of a Claim or Interest in each respective Class unless the holder of a particular Claim or Interest has agreed to a less favorable treatment of such Claim or Interest, thereby satisfying section 1123(a)(4) of the Bankruptcy Code.

v.    Implementation of Plan (11 U.S.C. § 1123(a)(5)). The Plan, including the various documents and agreements set forth in the Plan Supplement, provides adequate and proper means for the implementation of the Plan, thereby satisfying section 1123(a)(5) of the Bankruptcy Code, including: (i) all corporate action set forth in Article V of the Plan, including the adoption and filing of the Amended Organizational Documents; (ii) the issuance of New Common Stock and New Warrants; (iii) the entry into, execution, delivery, and performance under the New Indenture; (iv) the restructuring transactions described in Section 5.8 of the Plan; and (v) provisions governing distributions under the Plan.

vi.    Non-Voting Equity Securities / Allocation of Voting Power (11 U.S.C. § 1123(a)(6)). The certificate of incorporation, articles of incorporation, limited liability company agreement or similar governing document, as applicable, of each Debtor has been or will be amended on or prior to the Effective Date to prohibit the issuance of non-voting equity securities. In addition, pursuant to the Plan, the New Common Stock and the New Warrants are

being issued. The New Common Stock and the New Warrants are not non-voting equity securities. Therefore, the issuance of the New Common Stock and the New Warrants complies with section 1123(a)(6) of the Bankruptcy Code.

vii.    Designation of Directors and Officers (11 U.S.C. § 1123(a)(7)). On June 5, 2017, the Debtors filed with the Court the list of New Board Members of Reorganized Tidewater Parent as Exhibit 1 to the Plan Supplement, identifying the directors of Tidewater. Furthermore, Section 5.7(b) of the Plan provides that, except as otherwise provided in the Plan Supplement, the officers of the respective Reorganized Debtors immediately before the Effective Date, as applicable, shall serve as the initial officers of each of the respective Reorganized Debtors on and after the Effective Date and in accordance with Section 5.12 of the Plan and applicable nonbankruptcy law. The Plan provisions governing the manner of selection of any director or officer under the Plan are consistent with the interests of creditors and equity security holders and with public policy in accordance with section 1123(a)(7) of the Bankruptcy Code.

viii.    Impairment/Unimpairment of Classes of Claims or Interests (11 U.S.C. § 1123(b)(1)). As contemplated by section 1123(b)(1) of the Bankruptcy Code, and pursuant to section 1124 of the Bankruptcy Code, Articles III and IV of the Plan classify and describe the treatment for the Unimpaired Classes and Impaired Classes.

ix.    Assumption and Rejection (11 U.S.C. § 1123(b)(2)). Article VIII of the Plan governing the assumption or rejection of executory contracts and unexpired leases satisfies the requirements of sections 365(b) and 1123(b)(2) of the Bankruptcy Code.

x.    Retention of Causes of Action/Reservation of Rights (11 U.S.C. § 1123(b)(3)). Pursuant to Section 10.9 of the Plan and in compliance with section 1123(b)(3)(B) of the Bankruptcy Code, except as otherwise set forth in the Plan, the Plan preserves the Debtors’ rights, Claims, Causes of Action, rights of setoff or recoupment or other legal or equitable defenses that the Debtors had immediately prior to the Effective Date on behalf of the Estates or of themselves in accordance with any provision of the Bankruptcy Code or any applicable nonbankruptcy law, and any other affirmative Causes of Action against parties with a relationship with the Debtors.

xi.    Modification of Rights (11 U.S.C. § 1123(b)(5)). The Plan modifies the rights of holders of Claims or Interests, as applicable, in Class 3 (General Unsecured Claims), Class 7 (Tidewater Parent Interests), and Class 8 (Subordinated Securities Claims), and leaves Unimpaired the rights of holders of Claims or Interests, as applicable, in Class 1 (Priority Non-Tax Claims), Class 2 (Secured Claims), Class 4 (Other General Unsecured Claims), Class 5 (Intercompany Claims), and Class 6 (Intercompany Interests).

xii.    Additional Plan Provisions (11 U.S.C. § 1123(b)(6)). The provisions of the Plan are appropriate and consistent with the applicable provisions of the Bankruptcy Code and applicable law, thereby satisfying section 1123(a)(6) of the Bankruptcy Code.

xiii.    Debtors Are Not Individuals (11 U.S.C. § 1123(c)). The Debtors are not individuals and, accordingly, section 1123(c) of the Bankruptcy Code is inapplicable to these Chapter 11 Cases.

xiv.    Cure of Defaults (11 U.S.C. § 1123(d)). Section 8.2 of the Plan provides for the satisfaction of default claims associated with each executory contract and unexpired lease to be assumed pursuant to the Plan in accordance with section 365(b)(1) of the Bankruptcy Code. The Debtors have paid or will pay valid Cure amounts in the ordinary course, subject to all defenses and disputes the Debtors or the Reorganized Debtors may have with respect to such executory contracts or unexpired leases, which the Debtors or the Reorganized Debtors may assert in the ordinary course.

O.    Debtors’ Compliance with Bankruptcy Code (11 U.S.C. § 1129(a)(2)). The Debtors have complied with the applicable provisions of the Bankruptcy Code. Specifically:

i.    Each of the Debtors is an eligible debtor under section 109 of the Bankruptcy Code;

ii.    The Debtors have complied with applicable provisions of the Bankruptcy Code, except as otherwise provided or permitted by orders of the Bankruptcy Court; and

iii.    The Debtors have complied with the applicable provisions of the Bankruptcy Code, including sections 1125 and 1126(b), the Bankruptcy Rules, the Local Rules, the Scheduling Order, applicable nonbankruptcy law, and all other applicable laws, rules, and regulations in transmitting the Plan, Plan Supplement, Disclosure Statement, Ballots, and related documents and notices and in soliciting and tabulating the votes on the Plan.

P.    Plan Proposed in Good Faith (11 U.S.C. § 1129(a)(3)). The Debtors have proposed the Plan in good faith and not by any means forbidden by law, thereby satisfying section 1129(a)(3) of the Bankruptcy Code. The Debtors’ good faith is evident from the facts and record of these Chapter 11 Cases, the Disclosure Statement, and the record of the Combined Hearing and other proceedings held in these Chapter 11 Cases. The Plan was proposed with the legitimate and honest purpose of maximizing the value of the Estates and to effectuate a successful reorganization of the Debtors. The Plan and the Plan Documents (as defined below) are the products of extensive negotiations conducted in good faith and at arm’s length among the Debtors, the Consenting Creditors, and their respective professionals. Further, the Plan’s classification, indemnification, exculpation, release, and injunction provisions have been negotiated in good faith and at arm’s length, are consistent with sections 105, 1122, 1123(b)(3)(A), 1123(b)(6), 1129, and 1142 of the Bankruptcy Code, and are each integral to the Plan, supported by valuable consideration, and necessary to the Debtors’ successful reorganization. Accordingly, the requirements of section 1129(a)(3) of the Bankruptcy Code are satisfied.

Q.    Payment for Services or Costs and Expenses (11 U.S.C. § 1129(a)(4)).

i.    Any payment made or to be made by the Debtors for services or for costs and expenses of the Debtors’ professionals in connection with the Chapter 11 Cases, or in connection with the Plan and incident to the Chapter 11 Cases, is subject to the approval of the Bankruptcy Court as reasonable, thereby satisfying section 1129(a)(4) of the Bankruptcy Code.

ii.    As set forth in the Restructuring Support Agreement, as part of the negotiated terms on which the Debtors and the Consenting Creditors agreed to proceed with the consensual, prepackaged restructuring reflected in the Plan, the Debtors have agreed to pay all reasonable documented fees, expenses, and reimbursements (including any deferred fees earned and payable upon the Effective Date) of the advisors to the Credit Agreement Agent and the Unofficial Noteholder Committee incurred on or prior to the date of termination of the Restructuring Support Agreement, in accordance with existing engagement letters with any Debtor (which engagement letters shall be assumed pursuant to section 365 of the Bankruptcy Code on the Effective Date of the Plan), including, without limitation, the reasonable and documented costs and expenses of (a) Morgan, Lewis & Bockius LLP, as counsel to the Credit Agreement Agent; (b) Morris, Nichols, Arsht & Tunnell LLP, as local Delaware counsel to the Credit Agreement Agent; (c) FTI Consulting, Inc., as financial advisor to the Credit Agreement Agent; (d) Paul, Weiss, Rifkind, Wharton & Garrison LLP, as counsel to the Unofficial

Noteholder Committee; (e) Blank Rome LLP, as maritime and local Delaware counsel to the Unofficial Noteholder Committee; (f) Houlihan Lokey Capital, Inc., as financial advisor to the Unofficial Noteholder Committee; and (g) such advisors as may be retained in the Consenting Creditors’ reasonable discretion in non-U.S. jurisdictions for purposes of effecting the transactions contemplated under the Plan (the “Restructuring Expenses”).

R.    Directors, Officers, and Insiders (11 U.S.C. § 1129(a)(5)). The Debtors have complied with section 1129(a)(5) of the Bankruptcy Code. The identity and affiliations of the persons proposed to serve as the directors and officers of the Reorganized Debtors upon the Effective Date have been fully disclosed to the extent such information is available, and the appointment to, or continuance in, such offices of such persons is consistent with the interests of holders of Claims against and Interests in the Debtors and with public policy. Each such person shall serve pursuant to the terms of the applicable organizational documents of such Reorganized Debtor.

S.    No Rate Changes (11 U.S.C. § 1129(a)(6)). The Plan does not provide for rate changes by any of the Reorganized Debtors. Thus, section 1129(a)(6) of the Bankruptcy Code is not applicable in these Chapter 11 Cases.

T.    Best Interest of Creditors (11 U.S.C. § 1129(a)(7)). The Plan satisfies section 1129(a)(7) of the Bankruptcy Code. The liquidation analysis included in the Disclosure Statement and the other evidence related thereto in support of confirmation of the Plan that were proffered or adduced at or prior to the Combined Hearing or in the Brown Declaration (i) are reasonable, persuasive, and credible; (ii) utilize reasonable and appropriate methodologies and assumptions; (iii) have not been controverted by other evidence; and (iv) establish that each holder of an impaired Claim or Interest either has accepted the Plan or will receive or retain under the Plan, on account of such Claim or Interest, property of a value, as of the Effective Date, that is not less than the amount that such holder would receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code on such date.

U.    Acceptance by Certain Classes (11 U.S.C. § 1129(a)(8)). Holders of Claims or Interests in Class 1 (Priority Non-Tax Claims), Class 2 (Secured Claims), Class 4 (Other General Unsecured Claims), Class 5 (Intercompany Claims), and Class 6 (Intercompany Interests) are Unimpaired under the Plan and are, therefore, conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Class 3 (General Unsecured Claims) has voted to accept the Plan in accordance with sections 1126(b) and 1126(c) of the Bankruptcy Code, without regard to the votes of insiders of the Debtors. Holders of Interests in Class 7 (Tidewater Parent Interests) and Claims in Class 8 (Subordinated Securities Claims) are Classes of Impaired Interests or Claims that are conclusively presumed to have rejected the Plan in accordance with section 1126(g) of the Bankruptcy Code. Pursuant to section 1129(b)(1) of the Bankruptcy Code, the Plan may be confirmed notwithstanding that holders of Interests in Class 7 (Tidewater Parent Interests) and Claims in Class 8 (Subordinated Securities Claims) are Impaired and are deemed to have rejected the Plan.

V.    Treatment of Administrative Expense Claims, Priority Tax Claims, and Other Priority Claims (11 U.S.C. § 1129(a)(9)). The treatment of Allowed Administrative Expense Claims and Fee Claims pursuant to Sections 2.1 and 2.2 of the Plan satisfies the requirements of section 1129(a)(9)(A) of the Bankruptcy Code. The treatment of Priority Non-Tax Claims pursuant to Section 4.1 of the Plan satisfies the requirements of section 1129(a)(9)(B) of the Bankruptcy Code. The treatment of Priority Tax Claims pursuant to

Section 2.3 of the Plan satisfies the requirements of section 1129(a)(9)(C) of the Bankruptcy Code.

W.    Acceptance by Impaired Class (11 U.S.C. § 1129(a)(10)). Class 3 (General Unsecured Claims) is Impaired and voted to accept the Plan by the requisite majorities, determined without including any acceptance of the Plan by any insider, thereby satisfying the requirements of section 1129(a)(10) of the Bankruptcy Code.

X.    Feasibility (11 U.S.C. § 1129(a)(11)). The information in the Disclosure Statement and the evidence proffered or adduced at the Combined Hearing or set forth in the Fanning Declaration, the Brown Declaration, and the Fordyce Declaration, (i) are reasonable, persuasive, and credible, (ii) utilize reasonable and appropriate methodologies and assumptions, (iii) have not been controverted by other evidence, and (iv) together with the record of these Chapter 11 Cases establish that the Plan is feasible and that there is a reasonable prospect of the Reorganized Debtors being able to meet their financial obligations under the Plan and their business in the ordinary course, and that confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Reorganized Debtors. Accordingly, the Plan satisfies the requirements of section 1129(a)(11) of the Bankruptcy Code.

Y.    Payment of Statutory Fees (11 U.S.C. § 1129(a)(12)). All fees payable under section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Code, have been or will be paid on or before the Effective Date pursuant to Section 12.1 of the Plan, thereby satisfying the requirements of section 1129(a)(12) of the Bankruptcy Code.

Z.    Continuation of Retiree Benefits (11 U.S.C. § 1129(a)(13)). Section 5.12 of the Plan provides that all Employment Arrangements (which includes Benefits Plans) shall be deemed to be, and shall be treated as, executory contracts under the Plan and, on the Effective

Date, shall be assumed pursuant to sections 365 and 1123(b) of the Bankruptcy Code. The Plan therefore satisfies section 1129(a)(13) of the Bankruptcy Code.

AA.    No Domestic Support Obligations (11 U.S.C. § 1129(a)(14)). The Debtors are not required by a judicial or administrative order, or by statute, to pay a domestic support obligation. Accordingly, section 1129(a)(14) of the Bankruptcy Code is inapplicable in these Chapter 11 Cases.

BB.    Debtors Are Not Individuals (11 U.S.C. § 1129(a)(15)). The Debtors are not individuals, and accordingly, section 1129(a)(15) of the Bankruptcy Code is inapplicable in these Chapter 11 Cases.

CC.    No Applicable Nonbankruptcy Law Regarding Transfers (11 U.S.C. § 1129(a)(16)). The Debtors are each a moneyed, business, or commercial corporation, and accordingly, section 1129(a)(16) of the Bankruptcy Code is inapplicable in these Chapter 11 Cases.

DD.    No Unfair Discrimination; Fair and Equitable (11 U.S.C. § 1129(b)).    Class 7 (Tidewater Parent Interests) and Class 8 (Subordinated Securities Claims) are deemed to have rejected the Plan. Based upon the evidence proffered, adduced, and presented by the Debtors at the Combined Hearing, the Plan does not discriminate unfairly and is fair and equitable with respect to the aforementioned Classes, as required by sections 1129(b)(1) and (b)(2) of the Bankruptcy Code, because no holder of any Claim or Interest that is junior to each such Class will receive or retain any property under the Plan on account of such junior claim or interest, and no holder of a Claim or Interest in a Class senior to such Classes is receiving more than 100% recovery on account of its Claim or Interest. Thus, the Plan may be confirmed notwithstanding the deemed rejection of the Plan by Class 7 (Tidewater Parent Interests) and Class 8 (Subordinated Securities Claims).

EE.    Only One Plan (11 U.S.C. § 1129(c)). The Plan is the only plan filed in each of the Chapter 11 Cases, and accordingly, section 1129(c) of the Bankruptcy Code is inapplicable in these Chapter 11 Cases.

FF.    Principal Purpose of Plan (11 U.S.C. § 1129(d)). The principal purpose of the Plan is not the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act and no governmental entity has objected to confirmation of the Plan on any such grounds. The Plan, therefore, satisfies the requirements of section 1129(d) of the Bankruptcy Code.

GG.    Good Faith Solicitation (11 U.S.C. § 1125(e)). Based on the record before the Bankruptcy Court in these Chapter 11 Cases, including evidence presented at the Combined Hearing, the Debtors and the Released Parties (i) have acted in “good faith” within the meaning of section 1125(e) of the Bankruptcy Code in compliance with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, the Scheduling Order, and any applicable nonbankruptcy law, rule, or regulation governing the adequacy of disclosure in connection with all their respective activities relating to the solicitation of acceptances of the Plan and their participation in the activities described in section 1125 of the Bankruptcy Code and (ii) shall be deemed to have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of any securities under the Plan, and therefore are not, and on account of such offer, issuance, and solicitation will not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or the offer and issuance of the securities under the Plan, and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code, Section 10.10 of the Plan, and, to the extent such parties are listed therein as Exculpated Parties, the exculpation provisions set forth in Section 10.7 of the Plan.

HH.    Satisfaction of Confirmation Requirements. Based upon the foregoing, the Plan satisfies the requirements for confirmation set forth in section 1129 of the Bankruptcy Code.

II.    Implementation. All documents and agreements necessary to implement the Plan, including, without limitation, the documents contained in and contemplated by the Plan Supplement, and all other relevant and necessary documents and agreements that are necessary to implement the Plan and the Plan Supplement (including all exhibits and schedules thereto) (collectively, the “Plan Documents”) are essential elements of the Plan, and consummation of each such Plan Document is in the best interests of the Debtors, the Estates, and holders of Claims and Interests. The Debtors have exercised reasonable business judgment in determining to enter into the Plan Documents, and the Plan Documents have been negotiated in good faith, at arm’s-length, are fair and reasonable, are supported by reasonably equivalent value and fair consideration, and shall, upon completion of documentation and execution, be valid, binding, and enforceable agreements and not be in conflict with any federal or state law. The Debtors are authorized to take any action reasonably necessary or appropriate to consummate such agreements and the transactions contemplated thereby.

JJ.    Executory Contracts and Unexpired Leases. The Debtors have exercised reasonable business judgment in determining whether to assume or reject executory contracts and unexpired leases pursuant to Article VIII of the Plan. Each assumption of an executory contract or unexpired lease pursuant to Article VIII of the Plan shall be legal, valid, and binding upon the Debtors or Reorganized Debtors and their successors and assigns and all non-Debtor parties and their successors and assigns to such executory contract or unexpired lease, all to the same extent as if such assumption were effectuated pursuant to an order of the Bankruptcy Court under section 365 of the Bankruptcy Code entered before entry of this Order. Moreover, the Debtors have Cured, or provided adequate assurance that the Debtors or Reorganized Debtors, as applicable, will Cure, defaults (if any) under or relating to each of the executory contracts and unexpired leases that are being assumed by the Debtors pursuant to the Plan.

KK.    Injunction, Exculpation, and Releases. The Bankruptcy Court has jurisdiction under sections 1334(a) and 1334(b) of title 28 of the United States Code and authority under section 105 of the Bankruptcy Code to approve the injunctions or stays, injunction against interference with the Plan, releases, and exculpation set forth in the Plan, including in Sections 10.5, 10.6 and 10.7 of the Plan. As has been established here based upon the record in the Chapter 11 Cases and the evidence presented at the Combined Hearing, such provisions (i) were given in exchange for good and valuable consideration; (ii) were integral to the agreements among the various parties in interest and are essential to the formulation and implementation of the Plan, as provided in section 1123 of the Bankruptcy Code; (iii) confer substantial benefits on the Estates; (iv) are fair, equitable and reasonable; (v) are in the best interests of the Debtors, the Estates, and parties in interest; and (vi) failure to implement the injunctions, exculpation, and releases would jeopardize the Debtors’ ability to confirm and implement the Plan. Pursuant to section 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9019(a), the injunctions, releases, and exculpation set forth in the Plan and implemented by this Order are fair, equitable, reasonable, and in the best interests of the Debtors, the Reorganized Debtors, the Estates, creditors, and equity holders, and supported by adequate consideration. The releases granted by non-Debtors under the Plan for the benefit of the Released Parties are consensual because they are provided only by (i) the holders of Impaired Claims except those (A) deemed to reject the Plan or (B) who voted to reject, or abstained from voting on, the Plan and have also checked the box on the applicable ballot or notice indicating that they opt out of granting the releases provided in the Plan (except the Consenting Creditors, who may not opt out of granting the releases provided in the Plan in accordance with and subject to the terms and conditions of the Restructuring Support Agreement), and (ii) the holders of Unimpaired Claims or Interests who do not timely object to the releases provided in the Plan. See In re Indianapolis Downs, LLC, 486 B.R. 286, 304–05 (Bankr. D. Del. 2013). Moreover, the releases granted by holders of Claims or Interests under the Plan are fair to holders of Claims and Interests, are necessary to the proposed reorganization, and/or are given in exchange for, and are supported by fair, sufficient, and adequate consideration provided by each and all of the parties receiving such releases, thereby satisfying the applicable standards contained in In re Indianapolis Downs, 486 B.R. at 303, and are otherwise appropriate under In re W.R. Grace & Co., 475 B.R. 34, 107 (D. Del. 2012). Each non-Debtor Released Party that will benefit from the releases either shares an identity of interest with the Debtors, was instrumental to the successful prosecution of the Chapter 11 Cases, and/or provided a substantial contribution to the Debtors, which value provided a significant benefit to the Estates. The releases granted by the Debtors under the Plan represent a valid exercise of the Debtors’ business judgment. The exculpations granted under the Plan are reasonable in scope as the exculpation provision does not relieve any party of liability for an act or omission to the extent such act or omission is a criminal act or constitutes gross negligence, willful misconduct, or intentional fraud as determined by Final Order. The record of the Combined Hearing and these Chapter 11 Cases is sufficient to support the injunctions, releases, and exculpation provided for in the Plan, including Sections 10.5, 10.6, and 10.7 of the Plan. Accordingly, based upon the record of these Chapter 11 Cases, the representations of the parties, and/or the evidence proffered, adduced, and/or presented at the Combined Hearing, the injunctions, releases, and exculpation set forth in Article X of the Plan are consistent with the Bankruptcy Code and applicable law.

LL.    Good Faith. The Debtors and the Released Parties have been and will be acting in good faith as they proceed to (i) consummate the Plan and the agreements, settlements, transactions, and transfers contemplated thereby (including those contained in the Plan Documents) and (ii) take the actions authorized and directed by this Order.

MM.    New Secured Notes. The Debtors’ issuance of the New Secured Notes is an essential element of the Plan, is necessary to the consummation of the Plan and the operation of the Reorganized Debtors, and constitutes reasonably equivalent value and fair consideration. The terms of the New Secured Notes are fair and reasonable, are supported by reasonably equivalent value and fair consideration, and entry into and consummation of the transactions contemplated by the New Secured Notes and related documents, including the New Indenture and all the other related agreements, instruments, or other documents necessary to implement the New Secured Notes (collectively, the “New Secured Notes Documents”) is in the best interests of the Debtors, their Estates, and all holders of Claims or Interests, and is approved in all respects. The Debtors have exercised their reasonable business judgment in determining to enter into the New Indenture and the other New Secured Notes Documents and have provided sufficient and adequate notice of the material terms of the New Indenture, which was filed as part of the Plan Supplement. The execution, delivery, and performance by the Debtors or Reorganized Debtors, as the case may be, of any documents in connection with the New Secured

Notes, including the New Secured Notes Documents, and compliance by the Debtors or the Reorganized Debtors, as the case may be, with the terms thereof are authorized by, and will not conflict with, the terms of the Plan or this Order. The financial accommodations to be extended pursuant to the New Secured Notes Documents were negotiated in good faith and at arm’s length, for legitimate business purposes, are fair and reasonable, do not conflict with applicable law, shall not be subject to recharacterization for any purposes whatsoever, and shall not constitute preferential transfers or fraudulent conveyances under the Bankruptcy Code or any other applicable nonbankruptcy law.

NN.    Amended Organizational Documents and Registration Rights Agreement. The Amended Organizational Documents and Registration Rights Agreement are necessary to the consummation of the Plan and the operation of the Reorganized Debtors. The terms of the Amended Organizational Documents and Registration Rights Agreement are fair and reasonable, reflect the Debtors’ exercise of prudent business judgment consistent with their fiduciary duties, are supported by reasonably equivalent value and fair consideration, and are in the best interests of the Estates and their creditors. The Amended Organizational Documents and the Registration Rights Agreement are the result of good faith, arm’s-length negotiations among the Debtors and the Consenting Creditors, are appropriate and consistent with the applicable provisions of the Bankruptcy Code and the Bankruptcy Rules, including, but not limited to, Bankruptcy Code sections 1123, 1129, and 1142, and are necessary to the Debtors’ successful emergence from chapter 11. The execution, delivery, or performance by the Debtors or Reorganized Debtors, as the case may be, of any documents in connection with the Amended Organizational Documents and Registration Rights Agreement and compliance by the Debtors or Reorganized Debtors, as the case may be, with the terms thereof are authorized by, and will not conflict with, the terms of the Plan or this Order. The notice provided by the Debtors of the Amended Organizational Documents and Registration Rights Agreement was consistent with the Bankruptcy Code, the Bankruptcy Rules, and the Scheduling Order, and no other or further notice is or shall be required. The Amended Organizational Documents and Registration Rights Agreement are hereby approved and shall constitute legal, valid, binding, and authorized obligations of the Reorganized Debtors enforceable in accordance with their terms.

OO.    Exemption from Securities Laws.

i.    The offer, issuance, and distribution of the New Warrants (and the New Common Stock issuable upon exercise thereof), the New Common Stock, and the New Secured Notes to holders of Allowed General Unsecured Claims and holders of Allowed Existing Interests, as applicable, under Article IV of the Plan shall be exempt, pursuant to section 1145 of the Bankruptcy Code, without further act or action by any Entity, from registration under (a) the Securities Act, and all rules and regulations promulgated thereunder and (b) any state or local law requiring registration for the offer, issuance, or distribution of securities.

ii.    The New Common Stock, the New Secured Notes, and the New Warrants (and the New Common Stock issuable upon exercise thereof) shall be freely tradable by the recipients thereof, subject to (a) the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 2(a)(11) of the Securities Act; (b) compliance with any rules and regulations of the Securities and Exchange Commission, if any, applicable at the time of any future transfer of such securities or instruments; (c) the restrictions, if any, on the transferability of such securities and instruments, including, without limitation, any restrictions on the transferability under the terms of the Amended Organizational Documents and the New Warrants; and (d) applicable regulatory approval.

PP.    Conditions Precedent to Confirmation and Effective Date. The conditions precedent to confirmation of the Plan and occurrence of the Effective Date set forth in Sections 9.1 and 9.2 of the Plan may be waived in writing by the Debtors with the prior written consent of the Requisite Consenting Tidewater Lenders and the Requisite Consenting Noteholders, such consent not to be unreasonably withheld, without leave of or order of the Bankruptcy Court. Subject to the consent of both the Requisite Consenting Tidewater Lenders and the Requisite Consenting Noteholders, such consent not to be unreasonably withheld, if the Plan is confirmed for fewer than all of the Debtors as provided for in Section 5.16 of the Plan, only the conditions applicable to the Debtor or Debtors for which the Plan is confirmed must be satisfied or waived for the Effective Date to occur with respect to such Debtor or Debtors.

QQ.    Retention of Jurisdiction. Except as otherwise provided in any of the Plan Documents, the Bankruptcy Court may properly, and upon the Effective Date shall, retain exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Cases, including the matters set forth in Article XI of the Plan and section 1142 of the Bankruptcy Code.

RR.    Waiver of Stay. Given the facts and circumstances of the Chapter 11 Cases, it is appropriate that this Order shall not be stayed pursuant to Bankruptcy Rules 3020(e), 6004(g), 6006(d), or 7062.

ORDER

ACCORDINGLY, IT IS HEREBY ORDERED, ADJUDGED, DECREED, AND DETERMINED THAT:

1.    Confirmation of Plan. The Plan and each of its provisions shall be, and hereby are, CONFIRMED under section 1129 of the Bankruptcy Code. The Plan Documents are hereby authorized and approved. The terms of the Plan, all schedules thereto, and the Plan Documents each, as may be modified under the Plan, are incorporated by reference into and are an integral part of the Plan and this Order.

2.    Findings of Fact and Conclusions of Law. The above-referenced findings of fact and conclusions of law are hereby incorporated by reference as though fully set forth herein and shall constitute findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable herein by Bankruptcy Rule 9014. To the extent that any finding of fact shall be determined to be a conclusion of law, it shall be deemed so, and vice versa.

3.    Combined Notice. The Combined Notice complied with the terms of the Scheduling Order, was appropriate and satisfactory based upon the circumstances of the Chapter 11 Cases, and was in compliance with the provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and applicable nonbankruptcy law.

4.    Solicitation. The solicitation of votes on the Plan complied with the Solicitation Procedures, was appropriate and satisfactory based upon the circumstances of the Chapter 11 Cases, and was in compliance with the provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, the Scheduling Order, and applicable nonbankruptcy law.

5.    Ballot. The form of Ballot annexed as an exhibit to the motion to approve the Solicitation Procedures (Docket No. 4) is adequate and appropriate, is in compliance with Bankruptcy Rule 3018(c), substantially conforms to Official Form B 314, and is approved in all respects.

6.    Plan Modifications and Amendments. On July 12, 2017, the Debtors filed the First Amended Joint Prepackaged Chapter 11 Plan of Reorganization of Tidewater Inc. and Its Affiliated Debtors, dated July 12, 2017 (Docket No. 336). On July 13, 2017, the Debtors filed the Second Amended Joint Prepackaged Chapter 11 Plan of Reorganization of Tidewater Inc. and Its Affiliated Debtors, dated July 13, 2017 (Docket No. 359). The modifications, amendments, and supplements made to the Plan following the solicitation of votes thereon constitute technical changes and do not materially adversely affect or change the treatment of any Claims or Interests. Accordingly, such modifications do not require additional disclosure or re-solicitation of votes under sections 1125, 1126, or 1127 of the Bankruptcy Code or Bankruptcy Rule 3019, nor do they require that holders of Class 3 Claims (General Unsecured Claims) be afforded an opportunity to change previously cast acceptances or rejections of the Plan. Holders of Class 3 Claims (General Unsecured Claims) who voted to accept the solicitation version of the Plan are deemed to accept the Plan as modified.

7.    Solicitation of Disclosure Statement. The Disclosure Statement (a) contains adequate information of a kind that is consistent with the disclosure requirements of applicable nonbankruptcy law, including the Securities Act, (b) contains “adequate information” (as such term is defined in section 1125(a)(1) and used in section 1126(b)(2) of the Bankruptcy Code) with respect to the Debtors, the Plan, and the transactions contemplated therein, and (c) is approved in all respects. To the extent that the Debtors’ Solicitation was deemed to constitute an offer of new securities, such Solicitation is exempt from registration pursuant to section 4(a)(2) and Regulation D of the Securities Act. Specifically, section 4(a)(2) and Regulation D of the Securities Act creates an exemption from the registration requirements under the Securities Act for transactions not involving a “public offering.” 15 U.S.C. § 77d(a)(2). The Debtors have complied with the requirements of section 4(a)(2) and Regulation D of the Securities Act as the prepetition Solicitation of acceptances would constitute a private placement of securities. The Solicitation was made only to those holders of Class 3 Claims (General Unsecured Claims) who are “accredited investors” (within the meaning of rule 501(a) of Regulation D of the Securities Act), as such creditors were required to certify on their Ballots that they were “accredited investors.”

8.    Objections. All objections to confirmation of the Plan and other responses, comments, statements, or reservation of rights, if any, in opposition to the Plan, the Plan Supplement, and/or the Disclosure Statement have been withdrawn, waived, or otherwise resolved by the Debtors prior to entry of this Order. To the extent that any objections (including any reservations of rights contained therein) to confirmation of the Plan or the Plan Supplement or other responses, comments, statements, or reservation of rights with respect to confirmation of the Plan or the Plan Supplement have not been withdrawn prior to entry of this Order, such objections or other responses, comments, statements, or reservations of rights shall be, and hereby are, overruled on the merits.

9.    Binding Effect. Except as otherwise set forth in this Order, on the date of and after entry of this Order, subject to the occurrence of the Effective Date, the Plan, the Plan Supplement and this Order shall bind the Debtors, their Estates, any party seeking to act on behalf of, or in respect of, the Debtors or the Estates, and any holder of a Claim against or Interest in the Debtors and their respective successors and assigns, whether or not any such holders (a) are Impaired or Unimpaired under the Plan, (b) are deemed to accept or reject the Plan, (c) failed to vote to accept or reject the Plan, (d) voted to reject the Plan, (e) are entitled to a distribution under the Plan, or (f) will receive or retain any property or interests in property under the Plan. Notwithstanding anything to the contrary in this Plan, the Plan Documents, or this Order, until an Unimpaired Allowed Claim that arises prior to the Effective Date has been (w) paid in full in accordance with applicable law, (x) paid in full or otherwise satisfied under the governing documents giving rise to the Claim, (y) paid in full or otherwise satisfied pursuant to terms agreed to between the holder of such Claim and the Debtor or Reorganized Debtor or in accordance with the terms and conditions of the particular transaction giving rise to such Claim, or (z) otherwise satisfied or disposed of as determined by a court of competent jurisdiction, the provisions of Sections 6.2, 6.10, 6.11, 6.12, 10.3, 10.4, 10.5, and 10.6(b) of the Plan shall not apply or take effect with respect to such Claim. The Plan and the Plan Documents constitute legal, valid, binding, and authorized obligations of the respective parties thereto and shall be enforceable in accordance with their terms.

10.    Free and Clear. On the Effective Date, pursuant to sections 1141(b) and 1141(c) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan, this Order, or in any contract, instrument, or other agreement or document created pursuant to the Plan, including the Plan Documents, all property of the Estates shall vest in the Reorganized Debtors free and clear of all Claims, Liens, Causes of Action, encumbrances, charges, and other interests. On and after the Effective Date, the Reorganized Debtors may take any action, including, without limitation, the operation of their business, the use, acquisition, sale, lease, and disposition of property and the entry into transactions, agreements, understandings, or arrangements, whether in or other than in the ordinary course of business, and execute, deliver, implement, and fully perform any and all obligations, instruments, documents, and papers or otherwise in connection with any of the foregoing, free of any restrictions of the Bankruptcy Code or Bankruptcy Rules and in all respects as if there were no pending cases under any chapter or provision of the Bankruptcy Code, except as expressly provided in this Order or the Plan. Without limiting the foregoing, the Reorganized Debtors may pay the charges that they incur on or after the Effective Date for professional fees, disbursements, expenses, or related support services without application to, or approval of, the Bankruptcy Court.

11.    Implementation of Plan. The Plan Documents are hereby approved. The Plan Documents and all other relevant and necessary documents have been negotiated in good faith and at arm’s length, are in the best interests of the Debtors, and shall, upon completion of documentation and execution, be valid, binding, and enforceable documents and agreements not in conflict with any federal, state, or local law. The Debtors are authorized to take any action reasonably necessary or appropriate to consummate such agreements and the transactions contemplated thereby. On or as soon as practicable after the Effective Date, but to the extent taken on or prior to the Effective Date, with the consent of the Tidewater Lender and Noteholder Group, such consent not to be unreasonably withheld, the Reorganized Debtors shall be authorized to take such actions as may be or become necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan and the Plan Supplement, including (a) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, financing, conversion, disposition, transfer, dissolution, or liquidation containing terms that are consistent with the terms of the Plan and the Plan Supplement and that satisfy the applicable requirements of applicable law and any other terms to which the applicable Entities may agree, (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan and the Plan Supplement and having other terms to which the applicable Entities agree, (c) the filing of appropriate certificates or articles of incorporation, reincorporation, merger, consolidation, conversion, or dissolution and the Amended Organizational Documents pursuant to applicable state law, (d) the issuance of securities, all of which shall be authorized and approved in all respects in each case without further action being required under applicable law, regulation, order, or rule, and (e) all other actions that the applicable Entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable law, subject, in each case, to the Amended Organizational Documents. For purposes of effectuating the Plan, none of the transactions contemplated by Section 5.8 of the Plan shall constitute a change in control under any agreement, contract, or document of the Debtors (other than with respect to the CIC Agreements, in which case the terms of the applicable CIC Waiver Letters shall govern). Each officer, member of the board of directors, or manager of the Debtors is (and each officer, member of the board of directors, or manager of the Reorganized Debtors shall be) authorized and directed to issue, execute, deliver, file, or record such contracts, securities, instruments, releases, indentures, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan, the Plan Supplement, and the securities issued pursuant to the Plan in the name of and on behalf of the Reorganized Debtors, all of which shall be authorized and approved in all respects, in each case, without the need for any approvals, authorization, consents, or any further action required under applicable law, regulation, order, or rule (including, without limitation, any action by the stockholders, directors, or managers of the Debtors or the Reorganized Debtors). All matters provided for in the Plan or the Plan Supplement involving the corporate or limited liability company structure of the Debtors or the Reorganized Debtors, and any corporate, limited liability company, or related action required by the Debtors or Reorganized Debtors in connection herewith shall be deemed to have occurred and shall be in effect, without any requirement of further action by the stockholders, members, directors, or managers of the Debtors or Reorganized Debtors, and with like effect as though such action had been taken unanimously by the stockholders, members, directors, managers, or officers, as applicable, of the Debtors or Reorganized Debtors.

12.    Amended Organizational Documents and Registration Rights Agreement Approved. The Amended Organizational Documents and Registration Rights Agreement are hereby approved. The Debtors and the Reorganized Debtors, as applicable, are authorized, without further approval of the Bankruptcy Court or any other party, to execute and deliver all agreements, documents, instruments, and certificates relating to the Amended Organizational Documents and the Registration Rights Agreement, and take such other actions as reasonably deemed necessary to perform their obligations thereunder.

13.    Designation of Directors and Officers Approved. On the Effective Date, the initial directors of the Reorganized Debtors shall consist of those individuals identified in the Plan Supplement, and such directors shall be deemed elected and authorized to serve as directors of each of the Reorganized Debtors pursuant to the terms of the applicable Amended Organizational Documents of such Reorganized Debtor. Such appointment and designation is hereby approved and ratified as being in the best interests of the Debtors and creditors and consistent with public policy, and such directors hereby are deemed elected and appointed to serve in their respective capacities as of the Effective Date without further action of the Bankruptcy Court, the Reorganized Debtors, or their security holders. Except as otherwise provided in the Plan Supplement, the officers of the respective Reorganized Debtors immediately before the Effective Date, as applicable, shall serve as the initial officers of each of the respective Reorganized Debtors on and after the Effective Date and in accordance with Section 5.12 of the Plan and applicable nonbankruptcy law.

14.    New Secured Notes Approved.

a.    On the Effective Date, Reorganized Tidewater Parent and the other Reorganized Debtors that are guarantors shall execute and deliver, as applicable, the New Secured Notes Documents, including the New Indenture, and all related documents, including the New Secured Notes. All such documents (including the schedules thereto) are incorporated in the Plan and this Order by reference, and shall become effective in accordance with their terms and the Plan.

b.    The Bankruptcy Court hereby (i) approves the New Secured Notes, New Secured Notes Documents, including the New Indenture, and all transactions contemplated thereby and therein, including all actions to be taken, all undertakings to be made, and obligations to be incurred by the Reorganized Debtors in connection therewith, including the payment of all fees, indemnities, and expenses provided for by the New Secured Notes Documents (including fees and expenses of the New Indenture Trustee), (ii) approves the granting of Liens and security interests securing the obligations under the New Indenture in favor of the lenders thereunder, and (iii) authorizes the Reorganized Debtors, without further notice to or action, order, or approval of this Bankruptcy Court and without the need for any further corporate or shareholder action, to enter into and execute the New Secured Notes Documents and such other documents as may be required to effectuate the treatment afforded to the lenders under the New Indenture, including any and all documents that serve to evidence and secure the Reorganized Debtors’ respective obligations under the New Indenture and any liens and security interests in favor of the lenders under the New Indenture, and fully perform their obligations under the New Secured Notes Documents.

c.    On the Effective Date, (i) the Reorganized Debtors are authorized to execute and deliver the New Indenture and any and all security agreements, guarantees, mortgages, or extensions of mortgages, certificates, control agreements, insurance documents, opinions, and other instruments, agreements, assignments, and documents contemplated or required by the New Indenture, including any and all such documents that serve to evidence and secure the Reorganized Debtors’ respective obligations under the New Indenture and any Liens and security interests in favor of the lenders under the New Indenture securing such obligations, and perform their obligations thereunder including the payment or reimbursement of any fees, expenses, losses, damages, or indemnities, and (ii) subject to, and upon the occurrence of the Effective Date, the New Indenture as and when executed and delivered in accordance with the terms of the New Indenture, and any and all security agreements, guarantees, mortgages or extensions of mortgages, certificates, control agreements, insurance documents, opinions, and other instruments, agreements, assignments, and documents contemplated or required by the New Indenture, including any and all such documents that serve to evidence and secure the Reorganized Debtors’ respective obligations under the New Indenture and any Liens and security interests in favor of the lenders under the New Indenture securing such obligations, shall constitute the legal, valid, and binding obligations of the Reorganized Debtors and be enforceable in accordance with their respective terms.

d.    Subject to, and upon the occurrence of the Effective Date, the New Secured Notes Documents shall constitute legal, valid, binding, and authorized debt obligations of each of the Reorganized Debtors, and the terms and provisions set forth in the New Secured Notes Documents shall be enforceable in accordance with their terms. On the Effective Date, all of the Liens and security interests to be granted pursuant to the New Secured Notes Documents shall be (i) deemed to be approved, (ii) legal, valid, binding, and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the New Secured Notes Documents and with the priorities established in respect thereof under applicable nonbankruptcy law, and (iii) deemed perfected on the Effective Date, subject only to such Liens and security interests as may be permitted under the New Secured Notes Documents.

e.    The New Secured Notes Documents shall be deemed to have been entered into in good faith, for legitimate business purposes, are reasonable, shall not be subject to challenge, recharacterization or subordination (including equitable subordination) or avoidance for any purpose whatsoever and shall not constitute preferential transfers, fraudulent conveyances, fraudulent transfers, or other voidable transfers under the Bankruptcy Code or any other applicable nonbankruptcy law. Notwithstanding anything to the contrary in this Order or the Plan, the Bankruptcy Court’s retention of jurisdiction shall not govern the enforcement of the New Secured Notes Documents or any other documents executed in connection with the New Indenture or any rights or remedies related thereto.

15.    Issuance of New Warrants and New Common Stock Approved. On the Effective Date, Reorganized Tidewater Parent is authorized to issue or cause to be issued and shall issue the New Common Stock and the New Warrants in accordance with the terms of the Plan without the need for any further corporate action. All of the New Common Stock and the New Warrants issuable under the Plan, when so issued, shall be duly authorized, validly issued, and, in the case of the New Common Stock, fully paid and non-assessable. In no event shall Non-U.S. Citizens in the aggregate own more than twenty-two percent (22%) of the total number of shares of New Common Stock to be outstanding on the Effective Date. All of the New Common Stock underlying the New Warrants (upon payment of the exercise price in accordance with the terms thereof) issued pursuant to the Plan shall be duly authorized, validly issued, fully paid, and non-assessable.

16.    Compliance with Section 1123(a)(6) of Bankruptcy Code. The adoption and filing of the Amended Organizational Documents are hereby authorized, ratified, and approved. The Debtors have complied in all respects, to the extent necessary, with section 1123(a)(6) of the Bankruptcy Code.

17.    Exemption from Securities Laws. The offer, issuance, and distribution of the New Warrants (and the New Common Stock issuable upon exercise thereof), the New Common Stock, and the New Secured Notes to holders of Allowed General Unsecured Claims and holders of Allowed Existing Interests, as applicable, under Article IV of the Plan shall be exempt, pursuant to section 1145 of the Bankruptcy Code, without further act or action by any Entity, from registration under (a) the Securities Act, as amended, and all rules and regulations promulgated thereunder and (b) any state or local law requiring registration for the offer, issuance, or distribution of securities. The New Common Stock, the New Secured Notes, and the New Warrants (and the New Common Stock issuable upon exercise thereof) shall be freely tradable by the recipients thereof, subject to (a) the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 2(a)(11) of the Securities Act; (b) compliance with any rules and regulations of the Securities and Exchange Commission, if any, applicable at the time of any future transfer of such securities or instruments; (c) the restrictions, if any, on the transferability of such securities and instruments, including, without limitation, any restrictions on the transferability under the terms of the Amended Organizational Documents and the New Warrants; and (d) any applicable regulatory approval.

18.    Exemption from Transfer Taxes. To the fullest extent permitted by applicable law, the issuance, transfer, or exchange of any security or other property under the Plan, as well as all sale transactions consummated by the Debtors and approved by the Bankruptcy Court on and after the Confirmation Date through and including the Effective Date, including any transfers effectuated under the Plan, shall constitute a “transfer under a plan” within the purview of section 1146 of the Bankruptcy Code and shall not be subject to any stamp, real estate transfer, mortgage recording, or other similar tax.

19.    Cancellation of Existing Securities and Agreements. Except for the purpose of evidencing a right to a distribution under the Plan and except as otherwise set forth in the Plan, including with respect to executory contracts or unexpired leases that shall be assumed by the Reorganized Debtors, on the Effective Date, all agreements, instruments, and other documents evidencing any Claim or Interest (other than Intercompany Interests that are not modified by the Plan) and any rights of any holder in respect thereof shall be deemed cancelled, discharged, and of no force or effect and the obligations of the Debtors thereunder shall be deemed fully satisfied, released, and discharged. Notwithstanding such cancellation and discharge, (a) the Troms Credit Agreement shall continue in effect and (b) the Credit Agreement and Note Purchase Agreements shall continue in effect solely to (i) the extent necessary, to allow the holders of Allowed Credit Agreement Claims and Allowed Notes Claims to receive distributions under the Plan, (ii) the extent necessary, to allow the Debtors, Reorganized Debtors, and/or the Disbursing Agent to make post-Effective Date distributions or take such other action pursuant to the Plan on account of the Allowed Credit Agreement Claims and the Allowed Notes Claims and to otherwise exercise their rights and discharge their obligations relating to the interests of the holders of such Claims, and (iii) permit counsel to the Credit Agreement Agent and counsel to the Unofficial Noteholder Committee to appear in the Chapter 11 Cases, provided, that all expense reimbursement obligations of the Debtors arising under (x) the Note Purchase Agreements in favor of the Noteholders or (y) the Credit Agreement in favor of the Credit Agreement Agent and/or the Tidewater Lenders, or in each case, their respective directors, officers, employees, agents, affiliates, controlling persons, and legal and financial advisors, shall survive, remain in full force and effect, and be enforceable against the Reorganized Debtors on and after the Effective Date; provided, that except to the extent provided in clauses (a) and (b) above, nothing in Section 5.4 of the Plan shall affect the discharge of Claims pursuant to the Bankruptcy Code, this Order, or the Plan, or result in any liability or expense to the Reorganized Debtors. Notwithstanding the foregoing, any provision in any document, instrument, lease, or other agreement that causes or effectuates, or purports to cause or effectuate, a default, termination, waiver, or other forfeiture of, or by, the Debtors or their interests, as a result of the cancellations, terminations, satisfaction, releases, or discharges provided for in Section 5.4 of the Plan shall be deemed null and void and shall be of no force and effect. Nothing contained in this Order shall be deemed to cancel, terminate, release, or discharge the obligation of the Debtors or any of their counterparties under any executory contract or lease to the extent such executory contract or lease has been assumed by the Debtors pursuant to a Final Order of the Bankruptcy Court or this Order.

20.    Cancellation of Liens. Upon the payment or other satisfaction of an Allowed Secured Claim, the holder of such Allowed Secured Claim shall deliver to the Debtors or Reorganized Debtors (as applicable) any collateral or other property of the Debtors held by such holder, and any termination statements, instruments of satisfaction, or releases of all security interests with respect to its Allowed Secured Claim that may be required in order to terminate any related financing statements, mortgages, mechanic’s liens, or lis pendens, or other similar interests or documents.

21.    Subordination. Except as otherwise expressly provided in the Plan, this Order, or a separate order of the Bankruptcy Court, the allowance, classification and treatment of all Allowed Claims and Interests and the respective distributions and treatments under the Plan take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510 of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code, the Debtors’ rights are reserved to re-classify any Allowed Claim or Interest in accordance with any contractual, legal, or equitable subordination relating thereto. All subordination rights that a holder of a Claim or Interest may have with respect to any distribution to be made under the Plan shall be discharged and terminated and all actions related to the enforcement of such subordination rights shall be enjoined permanently. Accordingly, the distributions under the Plan to the holders of Allowed Claims will not be subject to payment of a beneficiary of such subordination rights, or to levy, garnishment, attachment, or other legal process by a beneficiary of such terminated subordination rights.

22.    Assumption of Contracts and Leases. Pursuant to Article VIII of the Plan, as of and subject to the occurrence of the Effective Date and the payment of any applicable Cure amount, all executory contracts and unexpired leases to which any of the Debtors are a party, and which have not expired by their own terms on or prior to the Confirmation Date, including Employment Agreements, shall be deemed assumed except for any executory contract or unexpired lease that (a) previously has been assumed or rejected pursuant to a Final Order of the

Bankruptcy Court, (b) is the subject of a separate motion filed by the Debtors under section 365 of the Bankruptcy Code before the Confirmation Date for assumption or rejection, or (c) is the subject of a pending Assumption Dispute. Subject to the occurrence of the Effective Date, entry of this Order by the Bankruptcy Court shall constitute approval of the assumptions provided for in the Plan pursuant to sections 365(a) and 1123 of the Bankruptcy Code, and all objections, if any, are overruled. Each executory contract and unexpired lease assumed pursuant to the Plan shall vest in and be fully enforceable by the applicable Reorganized Debtor in accordance with its terms, except as modified by the provisions of the Plan, any order of the Bankruptcy Court authorizing and providing for its assumption, or applicable law. Nothing herein or in the Plan shall or is intended to be contrary to or otherwise inconsistent with the Rejection Orders or any Final Order pertaining to any Sale Leaseback Agreements.

23.    Notice of Assumption. On May 22, 2017, the Debtors filed and served the Notice of Assumption of Executory Contracts and Unexpired Leases of Debtors and Related Procedures (the “Assumption Notice”) (Docket No. 120), which set forth a non-exclusive list of executory contracts and unexpired leases reflecting the Debtors’ intention to assume certain contracts or unexpired leases in connection with the Plan. Pursuant to the Plan, all obligations or Cure amounts relating to executory contracts and unexpired leases shall be paid in the ordinary course. Any counterparty to an executory contract or unexpired lease had ten (10) days from the service of an assumption notice to object to a proposed assumption. All counterparties who failed to object timely to a notice of the proposed assumption shall be deemed to have assented to assumption of their contract or lease notwithstanding any provision thereof or applicable law that purports to (a) prohibit, restrict, or condition the transfer or assignment of such contract or lease or require consent to assumption, transfer, or assignment thereof, (b) terminate or modify, or permit the termination or modification of, a contract or lease as a result of any direct or indirect transfer or assignment of the rights of the Debtors under such contract or lease or a change, if any, in the ownership or control to the extent contemplated by the Plan, (c) increase, accelerate, or otherwise alter any obligations or liabilities of the Debtors or the Reorganized Debtors under such executory contract or unexpired lease, or (d) create or impose a Lien upon any property or asset of the Debtors or the Reorganized Debtors, as applicable. Each such provision shall be deemed to not apply to the assumption of such executory contract or unexpired lease pursuant to the Plan, and counterparties to assumed executory contracts or unexpired leases that fail to object to the proposed assumption in accordance with the terms set forth in Section 8.2(c) of the Plan and the Assumption Notice shall forever be barred and enjoined from objecting to the proposed assumption or to the validity of such assumption, or taking actions prohibited by the foregoing on account of transactions contemplated by the Plan.

24.    Reservation of Rights in Favor of United States Government. Notwithstanding any provision in the Plan, this Order, or the Plan Documents, nothing discharges or releases the Debtors, the Reorganized Debtors, or any non-Debtor from any claim, liability, or cause of action of any Governmental Unit or impairs the ability of any Governmental Unit to pursue any claim, liability, or cause of action against any Debtor, Reorganized Debtor, or non-Debtor. Contracts, leases, covenants, operating rights agreements, or other interests or agreements with any Governmental Unit shall be paid, treated, determined, and administered in the ordinary course of business as if these Chapter 11 Cases were never filed and the Debtors and Reorganized Debtors shall comply with all applicable nonbankruptcy law. All claims, liabilities, or causes of action of or to any Governmental Unit shall survive these Chapter 11 Cases as if these Chapter 11 Cases had not been commenced and shall be determined in the ordinary course of business, including in the manner and by the administrative or judicial tribunals in which such rights or claims would have been resolved or adjudicated if these Chapter 11 Cases had not been commenced. Without limiting the foregoing, for the avoidance of doubt: (a) Governmental Units shall not be required to file any proof of claim in these Chapter 11 Cases in order to be paid on account of any claim, liability, or cause of action; (b) nothing shall affect or impair the exercise of any Governmental Unit’s police and regulatory powers against the Debtors and/or the Reorganized Debtors; (c) nothing shall be interpreted to set cure amounts or to require any Governmental Unit to novate or otherwise consent to the transfer of any federal or state interests; (d) nothing shall affect or impair any Governmental Unit’s rights to assert setoff and recoupment against the Debtors and/or the Reorganized Debtors and such rights are expressly preserved and (e) nothing shall constitute an approval or consent by the United States without compliance with all applicable legal requirements and approvals under non-bankruptcy law.

25.    Reservation of Rights in Favor of Liberty Mutual Insurance Company and Safeco Insurance Company of America. Notwithstanding anything in the Plan or this Order to the contrary: (a) the Debtors and Reorganized Debtors hereby affirm and ratify, in all respects, that certain General Agreement of Indemnity (the “Indemnity Agreement”), dated June 23, 2003, executed by Debtors Tidewater Inc. and Quality Shipyards, L.L.C., on their own behalves and for any entities for which Tidewater Inc. has requested or requests a bond, as indemnitors and principals (a “Bond” or “Bonds”), in favor of Liberty Mutual Insurance Company and its affiliate, Safeco Insurance Company of America (collectively herein, the “Surety”); and (b) the discharge or release of any Claim under the Plan or this Order, including under Article X of the Plan, shall not release, discharge, preclude, or enjoin any obligation of any of the Debtors (prior to the Effective Date) or the Reorganized Debtors (on and after the Effective Date) to the Surety under the Indemnity Agreement, any Bonds, or the common law of suretyship. The Debtors further acknowledge and confirm that nothing in the Plan or this Order shall be deemed to impair Surety’s subrogation rights, if any, against any and all non-Debtors.

26.    Gulf Island Arbitration. Notwithstanding anything in the Plan, the Plan Supplement, or this Order to the contrary (including any exhibits, attachments or other documents referenced in, or incorporated into, the Plan, the Plan Supplement, or this Order), (a) any and all legal and equitable rights, claims, defenses, security interests, liens and privileges of any kind whatsoever of Gulf Island Shipyards, LLC (“Gulf Island”) against or relating to any of the Debtors, the Gulf Island Contracts (as defined below), or the Vessels (as defined below) (collectively, “Gulf Island Claims”), whether secured or unsecured, contingent or matured, liquidated or unliquidated, including but not limited to rights, claims, defenses, security interests, liens and privileges under or relating to (i) the Vessel Construction Contract for Hull No. 367 (the “POTTER TIDE”), as amended from time to time (the “POTTER TIDE Contract”), and (ii) the Vessel Construction Contract for Hull No. 368 (the “YOUNGS TIDE” and together with the POTTER TIDE, the “Vessels”), as amended from time to time (the “YOUNGS TIDE Contract” and together with the POTTER TIDE Contract, the “Gulf Island Contracts”), are fully preserved and shall pass through these Chapter 11 Cases unaffected and unimpaired by the Plan, the Plan Supplement, or this Order; (b) Gulf Island is hereby granted immediate relief from the automatic stay pursuant to section 362(d) of the Bankruptcy Code, and immediate relief from any injunctive provisions of this Order, the Plan, or the Plan Supplement, to proceed in all respects with (i) arbitration before the Houston Maritime Arbitrators Association against Tidewater Marine, L.L.C. (“Tidewater Marine”) for Gulf Island Claims, subject to all of the Debtors’ respective claims, defenses and objections to such Gulf Island Claims, and (ii) upon the occurrence of the Effective Date, any other act, action or proceeding relating to any Gulf Island Claims, subject to all of the Debtors’ respective claims, defenses and objections to such other Gulf Island Claims; and (c) the Debtors shall assume the Gulf Island Contracts pursuant to section 365 of the Bankruptcy Code, subject to any and all Gulf Island Claims (whether or not such claims could be construed as “Cure Amounts” as defined in the Plan), which assumption is hereby approved. Without limiting any of the foregoing provisions of this paragraph, none of the provisions of Sections 7.2, 8.2(c)(iv), 8.3 (second sentence only), 10.3, 10.5, or 10.6(b) of the Plan shall apply to Gulf Island, the Gulf Island Claims or the Gulf Island Contracts, and nothing in the Plan, the Plan Supplement, or this Order shall effect a satisfaction, waiver, relinquishment or release of any Gulf Island Claims or a determination of any defaults under the Gulf Island Contracts. The stay of Bankruptcy Rule 4001(a)(3) is waived and shall not be applicable to the relief granted in this paragraph.

27.    BBVA Sale Leaseback Claims. Notwithstanding anything to the contrary in the Disclosure Statement, the Plan, the Plan Supplement, the other Plan Documents, this Order or any other Final Order of the Bankruptcy Court, or otherwise, the Sale Leaseback Claims of BBVA Compass Financial Corporation (“BBVA”) and any and all claims, counterclaims, rights, and causes of action of any nature, guarantee claims, and legal and equitable claims of BBVA arising from or related to the Sale Leaseback Claims of BBVA (collectively with the Sale Leaseback Claims of BBVA, the “BBVA Claims”) are fully preserved; provided, that the BBVA Claims shall be adjudicated subject to the terms and conditions of the Sale Leaseback Order, the Consent Order Establishing Schedule for Discovery and Determination of Debtors’ Objections to Lessors’ Damages Claims (Docket No. 217) and any subsequent order of the Court related thereto, and any Allowed BBVA Claims shall be treated and satisfied in accordance with Section 4.3 of the Plan and the Sale Leaseback Order.

28.    LEEVAC Arbitration. Notwithstanding anything to the contrary in the Disclosure Statement, the Plan, the Plan Supplement, the other Plan Documents, this Order, or any other Final Order of the Bankruptcy Court, or otherwise, nothing herein or therein shall affect the claims, counterclaims, rights, claims of setoff or recoupment, claim to escrow funds, causes of action, defenses and remedies of any nature whatsoever of LEEVAC Shipyards Jennings LLC (“LEEVAC”), all of which shall be treated, as applicable, as Secured Claims or Other General Unsecured Claims under Sections 4.2 or 4.4 of the Plan, including, without limitation, all of LEEVAC’s rights in respect of legal and equitable claims and defenses, setoffs, recoupments, and payments, and the claims, counterclaims, rights, claims of setoff or recoupment, claim to escrow funds, causes of action, defenses, and remedies of LEEVAC and Tidewater Marine, as applicable, in the arbitration pending in New Orleans, Louisiana under the Rules of the Houston Maritime Arbitrators Association captioned Tidewater Marine, L.L.C. v. LEEVAC Shipyards Jennings, LLC are preserved, including all rights under applicable law to enforce any arbitration award rendered in favor of LEEVAC or Tidewater Marine, as the case may be.

29.    Ongoing Litigation and Administrative Proceedings. Notwithstanding anything to the contrary in this Order, the Plan, the Plan Supplement, or the Plan Documents, each litigation or administrative proceeding against the Debtors or Reorganized Debtors, that was commenced against the Debtors prior to the Confirmation Date (including, without limitation, any Claim covered by insurance policies, but excluding the Sale Leaseback Claims3),

[3]	For the avoidance of doubt, the term “Sale Leaseback Claims” includes any guaranty Claim held by a party arising from or related to a Sale Leaseback Agreement.

shall survive these Chapter 11 Cases as if the Chapter 11 Cases had not been commenced and continue in the ordinary course in the forum where such proceeding has been or could have been brought had these Chapter 11 Cases not been commenced, and the insurance carriers may administer, handle, defend, settle, and/or pay such Claims and use and apply any or all of the collateral provided by or on behalf of the Debtors (or the Reorganized Debtors, as applicable) in the ordinary course of business subject to the terms of the insurance policies.

30.    Return of Deposits. All utilities, including any Person who received a deposit or other form of “adequate assurance” of performance pursuant to section 366 of the Bankruptcy Code during the Chapter 11 Cases (collectively, the “Deposits”), whether pursuant to the Final Order Pursuant to 11 U.S.C. §§ 366 and 105(a) (I) Approving Debtors’ Proposed Form of Adequate Assurance of Payment to Utility Providers, (II) Establishing Procedures for Resolving Objections by Utility Providers, and (III) Prohibiting Utility Providers from Altering, Refusing or Discontinuing Service (Docket No. 221) (the “Final Utilities Order”) or otherwise, including, gas, electric, telephone, data, cable, trash, and sewer services, are directed, subject to the terms of the Final Utilities Order to the extent applicable, to return such Deposits to the Reorganized Debtors, either by setoff against postpetition indebtedness or by Cash refund, within fifteen (15) days following service of the Notice of Effective Date (defined below).

31.    Compromise and Settlement of Claims, Interests, and Controversies. The provisions of the Plan shall, upon the Effective Date, constitute a good faith compromise and settlement among the Debtors and the Consenting Creditors of numerous disputes from or related to (a) the Notes Claims, (b) the Credit Agreement Claims, and (c) the treatment of, and distribution to, holders of Tidewater Parent Interests. Furthermore, with regard to the holders of Sale Leaseback Claims, the Plan implements the settlements set forth in the Order Approving

Stipulation Among the Debtors and Lessors Related to Sale Leaseback Agreements (Docket No. 129) (“Sale Leaseback Order”). This Order shall constitute the Bankruptcy Court’s approval of the compromises and settlements of all such Claims, Interests, and controversies, and the findings herein shall constitute the Bankruptcy Court’s determination that such compromises and settlements are in the best interests of the Debtors, the Estates, holders of such Claims and Interests, and other parties in interest, and are fair, equitable, and within the range of reasonableness. The provisions of the Plan, including, without limitation, its release, injunction, exculpation, and compromise provisions, are mutually dependent and non-severable.

32.    Conditions Precedent to Effective Date. The Plan shall not become effective unless and until the conditions set forth in Section 9.2 of the Plan have been satisfied or waived pursuant to Section 9.3 of the Plan. If the conditions specified in Section 9.2 of the Plan are not satisfied or waived in accordance with Section 9.3 of the Plan on or before the first (1st) Business Day that is more than thirty (30) days after the date on which this Order is entered or by such later date as set forth by the Debtors, with the consent of the Requisite Consenting Noteholders and the Requisite Consenting Tidewater Lenders, such consent not to be unreasonably withheld, in a notice filed with the Bankruptcy Court prior to the expiration of such period, the Plan shall be null and void in all respects and nothing contained in the Plan or the Disclosure Statement shall (a) constitute a waiver or release of any Claims by or against or any Interests in the Debtors, (b) prejudice in any manner the rights of any Entity, or (c) constitute an admission, acknowledgement, offer, or undertaking by the Debtors, any of the Consenting Creditors, or any other Entity.

33.    Professional Compensation. All Entities seeking awards by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Effective Date under sections 330, 331, 503(b)(2), 503(b)(3), 503(b)(4) or 503(b)(5) of the Bankruptcy Code shall file, on or before the date that is forty-five (45) days after the Effective Date, their respective final applications for allowance of compensation for services rendered and reimbursement of expenses incurred. Objections to any Fee Claims must be filed and served on counsel to the Reorganized Debtors, the U.S. Trustee, and the requesting party no later than twenty-one (21) calendar days after the filing of the final applications for compensation or reimbursement (unless otherwise agreed by the Debtors or the Reorganized Debtors, as applicable, and the party requesting compensation of a Fee Claim). Allowed Fee Claims shall be paid in full, in Cash, in such amounts as are Allowed by the Bankruptcy Court (i) upon the later of (A) the Effective Date and (B) the date upon which a Final Order relating to any such Allowed Fee Claim is entered, in each case, as soon as reasonably practicable thereafter, or (ii) upon such other terms as may be mutually agreed upon between the holder of such an Allowed Fee Claim and the Debtors or the Reorganized Debtors, as applicable, and solely with respect to agreements entered into on or prior to the Effective Date, with the consent of the Tidewater Lender and Noteholder Group, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, any Fee Claims that are authorized to be paid pursuant to any orders entered by the Bankruptcy Court may be paid at the times and in the amounts authorized pursuant to such orders. The Reorganized Debtors are authorized to pay compensation for services rendered or reimbursement of expenses incurred after the Effective Date in the ordinary course and without the need for Bankruptcy Court approval. On or about the Effective Date, holders of Fee Claims shall provide a reasonable estimate of such Fee Claims to (i) the Debtors or Reorganized Debtors, as applicable, and, in addition, (ii) solely with respect to estimates provided on or prior to the Effective Date, to (A) counsel to the Consenting

Noteholders and (B) counsel to the Consenting Tidewater Lenders, and the Debtors or Reorganized Debtors, as applicable, shall separately reserve such estimated amounts for the benefit of the holders of the Fee Claims until the fee applications related thereto are resolved by Final Order or agreement of the parties. If a holder of a Fee Claim does not provide an estimate, the Debtors or Reorganized Debtors, as applicable, may estimate the unpaid and unbilled fees and expenses of such holder of a Fee Claim. When all such Allowed Fee Claims have been paid in full, any remaining amount in such reserve shall promptly be released from such reserve and revert to, and ownership thereof shall vest in, the Reorganized Debtors without any further action or order of the Bankruptcy Court.

34.    Disputed Claims Reserve. On the Effective Date, the Disbursing Agent shall maintain the Disputed Claims Reserve in accordance with the terms of the Plan and the Sale Leaseback Order.

35.    Immediate Binding Effect. Pursuant to section 1141 of the Bankruptcy Code and the other applicable provisions of the Bankruptcy Code, on or after entry of this Order and subject to the occurrence of the Effective Date, the terms of the Plan, the Plan Supplement, the other Plan Documents, and this Order shall be immediately effective and enforceable and shall bind the Reorganized Debtors, the Released Parties, the Exculpated Parties, all holders of Claims and Interests (irrespective of whether such Claims or Interests are impaired under the Plan or whether the holders of such Claims or Interests accepted or are deemed to have accepted the Plan), any other person giving, acquiring, or receiving property under the Plan, any and all non-Debtor parties to executory contracts and unexpired leases with any of the Debtors, any other party in interest in the Chapter 11 Cases, and their respective heirs, executors, administrators, successors, or assigns, if any, of the foregoing. On the Effective Date, all settlements (including the Restructuring Support Agreement), compromises, releases (including, without limitation the releases set forth in Sections 10.5, 10.6 and 10.7 of the Plan), waivers, discharges, exculpations, and injunctions set forth in the Plan shall be effective and binding on all Persons who may have had standing to assert any settled, compromised, released, waived, discharged, exculpated or enjoined Causes of Action after the Effective Date.

36.    Discharge of Claims and Termination of Interests. Upon the Effective Date and in consideration of the distributions to be made under the Plan, except as otherwise expressly provided in the Plan or this Order, each holder (as well as any representatives, trustees, or agents on behalf of each holder) of a Claim or Interest and any affiliate of such holder shall be deemed to have forever waived, released, and discharged the Debtors, to the fullest extent permitted by section 1141 of the Bankruptcy Code, of and from any and all Claims, Interests, Causes of Action, rights, and liabilities that arose prior to the Effective Date. Upon the Effective Date, all such Entities shall be forever precluded and enjoined, pursuant to section 524 of the Bankruptcy Code, from prosecuting or asserting any such discharged Claim against or terminated Interest in the Debtors against any of the Debtors, Reorganized Debtors, or any of its or their assets or property, whether or not such holder has filed a proof of claim and whether or not the facts or legal bases therefor were known or existed prior to the Effective Date.

37.    Injunction, Release, and Exculpation Provisions. All injunctions, releases, and exculpation provisions set forth in the Plan, including but not limited to those contained in Sections 6.5, 10.5, 10.6 and 10.7 of the Plan, are approved and shall be effective and binding on all persons and entities, to the extent provided therein; provided, notwithstanding anything to the contrary in the Plan or this Order, from and after the Effective Date, the Disbursing Agent, solely in its capacity as Disbursing Agent and only with respect to acts in conformity with its obligations under the Plan, shall be exculpated by all Entities, including, without limitation, holders of Claims against and Interests in the Debtors and other parties in interest, from any and all Claims, Causes of Action, and other assertions of liability arising out of the discharge of the powers and duties conferred upon such Disbursing Agent by the Plan or any order of the Bankruptcy Court entered pursuant to or in furtherance of the Plan, or applicable law, except for actions or omissions to act arising out of the gross negligence or willful misconduct, fraud, malpractice, criminal conduct, or ultra vires acts of such Disbursing Agent.

38.    Retention of Causes of Action/Reservation of Rights. Except as otherwise provided in the Plan, including in Sections 10.5, 10.6, and 10.7 of the Plan, nothing contained in the Plan or this Order shall be deemed to be a waiver or relinquishment of any rights, claims, Causes of Action, rights of setoff or recoupment, or other legal or equitable defenses that the Debtors had immediately prior to the Effective Date on behalf of the Estates or of themselves in accordance with any provision of the Bankruptcy Code or any applicable nonbankruptcy law or any affirmative Causes of Action against parties with a relationship with the Debtors. The Reorganized Debtors shall have, retain, reserve, and be entitled to assert all such claims, Causes of Action, rights of setoff or recoupment, and other legal or equitable defenses as fully as if the Chapter 11 Cases had not been commenced, and all of the Debtors’ legal and equitable rights in respect of any Unimpaired Claim may be asserted after the Confirmation Date and Effective Date to the same extent as if the Chapter 11 Cases had not been commenced. Notwithstanding the foregoing, the Debtors and the Reorganized Debtors shall not retain any claims or Causes of Action released pursuant to Sections 10.5, 10.6, and 10.7 of the Plan against the Released Parties or arising under chapter 5 of the Bankruptcy Code (except that such claims or Causes of Action may be asserted as a defense pursuant to section 502(d) of the Bankruptcy Code or otherwise to a claim in connection with the claims reconciliation and objection procedures).

39.    Terms of Injunctions or Stays. Unless otherwise provided in the Plan, this Order or a Final Order of the Bankruptcy Court, all injunctions or stays arising under or entered during the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, are hereby approved or confirmed and shall remain in full force and effect until the later of the Effective Date or the date indicated in the order providing for such injunction or stay.

40.    Injunction Against Interference with Plan. Upon entry of this Order, all holders of Claims and Interests and other parties in interest, along with their respective present or former employees, agents, officers, directors, principals, and affiliates, shall be enjoined from (i) commencing or continuing in any manner, whether directly, derivatively or otherwise, any suit, action, or other proceeding, on account of, or in respect of, any Claim, demand, liability, obligation, debt, right suit, judgment, damages, Cause of Action, Interest or remedy whatsoever released or to be released pursuant to the Plan or this Order, and (ii) taking any actions to interfere with the implementation or consummation of the Plan and the Definitive Documents. Except as expressly provided in the Plan, this Order, or a separate order of the Bankruptcy Court or as agreed to by the Debtors and a holder of a Claim against or Interest in the Debtors, all Entities who have held, hold, or may hold Claims against or Interests in any or all of the Debtors (whether proof of such Claims or Interests has been filed or not and whether or not such Entities vote in favor of, against, or abstain from voting on the Plan or are presumed to have accepted or deemed to have rejected the Plan) and other parties in interest, along with their respective present or former employees, agents, officers, directors, principals, and affiliates are permanently enjoined, on and after the Effective Date, solely with respect to any Claims, Interests, and Causes of Action that will be or are extinguished, discharged, or released pursuant to the Plan from (a) commencing, conducting, or continuing in any manner, directly or indirectly, any suit, action, or other proceeding of any kind (including, without limitation, any proceeding in a judicial, arbitral, administrative, or other forum) against or affecting the Released Parties or the property of any of the Released Parties, (b) enforcing, levying, attaching (including, without limitation, any prejudgment attachment), collecting, or otherwise recovering by any manner or means, whether directly or indirectly, any judgment, award, decree, or order against the Released Parties or the property of any of the Released Parties, (c) creating, perfecting, or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind against the Released Parties or the property of any of the Released Parties, (d) asserting any right of setoff, directly or indirectly, against any obligation due the Released Parties or the property of any of the Released Parties, except as contemplated or allowed by the Plan, and (e) acting or proceeding in any manner, in any place whatsoever, that does not conform to or comply with the provisions of the Plan. By accepting distributions pursuant to the Plan, each holder of an Allowed Claim or Interest shall be deemed to have affirmatively and specifically consented to be bound by the Plan, including, without limitation, the injunctions set forth in Section 10.5 of the Plan. The injunctions in Section 10.5 of the Plan shall extend to any successors of the Debtors and the Reorganized Debtors and their respective property and interests in property.

41.    Survival of Debtors’ Indemnification Obligations. Pursuant to Section 8.5 of the Plan, subject to the occurrence of the Effective Date, any obligations of the Debtors pursuant to their corporate charters, bylaws, limited liability company agreements, other organizational documents, or indemnification agreements to indemnify current and former officers, directors, managers, agents, and/or employees with respect to all present and future actions, suits, and proceedings against the Debtors or such directors, officers, managers, agents, and/or employees, based upon any act or omission for or on behalf of the Debtors, shall not be discharged or impaired by confirmation of the Plan; provided, that the Reorganized Debtors shall not indemnify directors of the Debtors for any Claims or Causes of Action arising out of or relating to any act or omission that constitutes intentional fraud, gross negligence, or willful misconduct. All such indemnification obligations shall be deemed and treated as executory contracts to be assumed by the Debtors under the Plan and shall continue as obligations of the Reorganized Debtors. Any Claim based on the Debtors’ indemnification obligations, as described in Section 8.5 of the Plan, shall not be a Disputed Claim or subject to any objection in either case by reason of section 502(e)(1)(B) of the Bankruptcy Code. In addition, after the Effective Date, the Reorganized Debtors shall not terminate or otherwise reduce the coverage under any directors’ and officers’ insurance policies (including any “tail policy”) in effect or purchased as of the Petition Date, and all members, managers, directors, and officers who served in such capacity at any time before the Effective Date shall be entitled to the full benefits of any such policy for the full term of such policy regardless of whether such members, managers, directors, and/or officers remain in such positions after the Effective Date, in each case, to the extent set forth in such policies.

42.    Insurance Policies. All insurance policies pursuant to which any Debtor has any obligations in effect as of the date of this Order shall be deemed and treated as executory contracts pursuant to the Plan and shall be assumed by the respective Debtors and Reorganized Debtors and shall continue in full force and effect thereafter in accordance with their respective terms. All other insurance policies shall vest in the Reorganized Debtors.

43.    Intellectual Property Licenses and Agreements. All intellectual property contracts, licenses, royalties, or other similar agreements to which the Debtors have any rights or obligations in effect as of the date of this Order shall be deemed and treated as executory contracts pursuant to the Plan and shall be assumed by the respective Debtors and Reorganized Debtors and shall continue in full force and effect unless any such intellectual property contract, license, royalty, or other similar agreement otherwise is specifically rejected pursuant to a separate order of the Bankruptcy Court or is the subject of a separate rejection motion filed by the Debtors in accordance with Section 8.1 of the Plan. Unless otherwise noted under the Plan, all other intellectual property contracts, licenses, royalties, or other similar agreements shall vest in the Reorganized Debtors, and the Reorganized Debtors may take all actions as may be necessary or appropriate to ensure such vesting as contemplated in the Plan.

44.    Employee Matters.

a.    On the Effective Date, the Employment Arrangements shall be deemed to be, and shall be treated as, executory contracts and the Reorganized Debtors shall be deemed to have assumed all such Employment Arrangements unless rejected pursuant to Article VIII of the Plan or by agreement of the Debtors and each affected employee. The consummation of the Plan shall not be treated as a change in control or other similar transaction under any Employment Arrangements (other than to the extent provided otherwise in the CIC Agreements, in which case the terms of the applicable CIC Waiver Letters shall govern).

b.    Notwithstanding anything to the contrary in the Plan or in this Order, any Tidewater Parent Interests issued and outstanding as of immediately prior to the Petition Date pursuant to a Benefit Plan that have not been subsequently forfeited (or agreed to be forfeited) by the holder thereof (either voluntarily or by operation of the terms of such Benefit Plan, with effect as of any time on or prior to the Effective Date) shall be deemed to vest immediately prior to the Distribution Record Date.

c.    Upon the Effective Date, the Reorganized Debtors shall be deemed to have assumed the Tidewater Pension Plan (the “Pension Plan”) and shall comply with all applicable statutory provisions of ERISA and the Internal Revenue Code (the “IRC”), including, but not limited to, satisfying the minimum funding standards pursuant to 26 U.S.C. §§ 412, 430, and 29 U.S.C. §§ 1082, 1083; paying the Pension Benefit Guaranty Corporation (“PBGC”) premiums in accordance with 29 U.S.C. §§ 1306 and 1307; and administering the Pension Plan in accordance with its terms and the provisions of ERISA and the IRC. In the event that the Pension Plan terminates after the Effective Date, the Reorganized Debtors and each of its controlled group members will be responsible for the liabilities imposed by Title IV of ERISA. Nothing in the Plan or this Order shall be construed as (a) discharging or releasing the Debtors, their successors, including the Reorganized Debtors, or any party, in any capacity, from any liability imposed under any law or regulatory provision with respect to the Pension Plan or PBGC or (b) enjoining the Pension Plan or PBGC from enforcing such liability under applicable law. Notwithstanding any provision of the Plan, this Order, or the Bankruptcy Code (including section 1141 thereof) to the contrary, including but not limited to Sections 10.3–10.7 of the Plan, nothing in the Plan, this Order, or the Bankruptcy Code will relieve, release, discharge, or exculpate the Debtors, the Reorganized Debtors, the Released Parties, the Exculpated Parties, or any party in any capacity, from any liability or responsibility with respect to the Pension Plan under any law, governmental policy, or regulatory provision. PBGC and the Pension Plan shall not be enjoined or precluded from enforcing such liability or responsibility by any of the provisions of the Plan, this Order, or the Bankruptcy Code.

45.    Plan Implementation.

a.    The transactions described in the Plan, the Plan Supplement, the other Plan Documents, and this Order are hereby approved. In accordance with section 1142 of the Bankruptcy Code and any provisions of the business corporation law of any applicable jurisdiction (collectively, the “Reorganization Effectuation Statutes”), without further action by the Bankruptcy Court or the equity holders, members, managers, or directors of any Debtor or Reorganized Debtor, the Debtors and the Reorganized Debtors, as well as the officers of the appropriate Debtor or Reorganized Debtor are authorized to: (i) take any and all actions necessary or appropriate to implement, effectuate, and consummate the Plan, the Plan Supplement, the other Plan Documents, the Definitive Documents, this Order, and the transactions contemplated thereby or hereby, including, without limitation, the transactions identified in Article V of the Plan; and (ii) execute and deliver, adopt, or amend, as the case may be, any contracts, instruments, releases, agreements, and documents necessary to implement, effectuate, and consummate the Plan and the Plan Supplement, including, without limitation, those contracts, instruments, releases, agreements, and documents identified in Article V of the Plan (including, without limitation, documents related to the New Secured Notes Documents, the Certificate, the New Creditor Warrant Agreement, the New Existing Equity Warrant Agreement, the Amended Organizational Documents, and the Registration Rights Agreement).

b.    Except as set forth in the Plan, all actions authorized to be taken pursuant to the Plan, the Plan Supplement, and the other Plan Documents, including, without limitation, the transactions identified in Article V of the Plan, shall be effective prior to, on, or after the Effective Date pursuant to this Order, without further notice, application to, or order of this

Bankruptcy Court, or further action by the respective managers, officers, directors, members, or equity holders of the Debtors or Reorganized Debtors.

c.    To the extent that, under applicable nonbankruptcy law, any of the foregoing actions would otherwise require the consent or approval of the equity holders, members, managers, or directors of any of the Debtors or Reorganized Debtors, this Order shall, pursuant to section 1142 of the Bankruptcy Code and the Reorganization Effectuation Statutes, constitute such consent or approval, and such actions are deemed to have been taken by unanimous action of the directors, managers, members, and equity holders of the appropriate Debtor or Reorganized Debtor, as applicable.

d.    Each government entity is hereby authorized to accept any and all documents, mortgages, security agreements, financing statements, and instruments necessary or appropriate to effectuate, implement, or consummate the transactions contemplated by the Plan, the Plan Supplement, the other Plan Documents, and this Order.

46.    Payment of Statutory Fees. On the Effective Date and thereafter as may be required, the Reorganized Debtors shall pay all fees incurred pursuant to section 1930 of title 28 of the United States Code for each Debtor’s case until such time as a final decree is entered closing a particular Debtor’s case, a Final Order converting such Debtor’s case to a case under chapter 7 of the Bankruptcy Code is entered, or a Final Order dismissing such Debtor’s case is entered.

47.    Payment of Advisor Fees of Credit Agreement Agent and Unofficial Noteholder Committee. On the Effective Date, the Reorganized Debtors are authorized and directed to pay in Cash all outstanding Restructuring Expenses.

48.    Documents, Mortgages, and Instruments. Each federal, state, commonwealth, local, foreign, or other governmental agency is hereby authorized to accept any and all documents, mortgages, and instruments necessary or appropriate to effectuate, implement, or consummate the transactions contemplated by the Plan, the Plan Supplement, the other Plan Documents, and this Order.

49.    Reversal/Stay/Modification/Vacatur of Confirmation Order. Except as otherwise provided in this Order, if any or all of the provisions of this Order are hereafter reversed, modified, vacated, or stayed by subsequent order of this Bankruptcy Court or any other court, such reversal, stay, modification, or vacatur shall not affect the validity or enforceability of any act, obligation, indebtedness, liability, priority, or lien incurred or undertaken by the Debtors or the Reorganized Debtors, as applicable, prior to the effective date of such reversal, stay, modification, or vacatur. Notwithstanding any such reversal, stay, modification, or vacatur of this Order, any such act or obligation incurred or undertaken pursuant to, or in reliance on, this Order prior to the effective date of such reversal, stay, modification, or vacatur shall be governed in all respects by the provisions of this Order and the Plan or any amendments or modifications thereto.

50.    Retention of Jurisdiction. On and after the Effective Date, pursuant to sections 105 and 1142 of the Bankruptcy Code, this Bankruptcy Court, except as otherwise provided in the Plan or in this Order, shall retain jurisdiction over the matters set forth in Article XI and other applicable provisions of the Plan.

51.    Modifications and Amendments. Subject to the terms of the Restructuring Support Agreement, the Debtors may, upon order of the Bankruptcy Court, amend, modify, or supplement the Plan in the manner provided for by section 1127 of the Bankruptcy Code or as otherwise permitted by law, in each case without additional disclosure pursuant to section 1125 of the Bankruptcy Code. Subject to the terms of the Restructuring Support Agreement and the applicable sections of the Bankruptcy Code and the Bankruptcy Rules, before the Effective Date, the Debtors may make appropriate technical adjustments and modifications to the Plan and the documents contained in the Plan Supplement to cure any non-substantive ambiguity, defect (including any technical defect), or inconsistency without further order or approval of the Bankruptcy Court.

52.    Provisions of Plan and Confirmation Order are Nonseverable and Mutually Dependent. Each term and provision of the Plan (including the Plan Supplement and all exhibits and schedules thereto) and all other documents filed in connection with the Plan, or executed or to be executed in connection with transactions contemplated by the Plan and all amendments and modifications of any of the foregoing made pursuant to provisions of the Plan governing such modifications, is (a) valid and enforceable pursuant to its terms, (b) integral thereto and may not be deleted or modified without the consent of (i) the Debtors or the Reorganized Debtors (as the case may be), and (ii) the Requisite Consenting Tidewater Lenders and the Requisite Consenting Noteholders, and (c) nonseverable and mutually dependent. The provisions of the Plan and this Order, including the findings of fact and conclusions of law set forth herein, are nonseverable and mutually dependent.

53.    Jones Act Compliance. The Solicitation Package and Solicitation Procedures, and the New Common Stock and the New Warrants issued by Reorganized Tidewater Parent shall be deemed reasonable and appropriate measures for ensuring compliance with the Jones Act and with the applicable provisions of Reorganized Tidewater Parent’s Amended Organizational Documents, which contain reasonable and appropriate measures for ensuring compliance with the Jones Act. Upon issuance of the New Common Stock and the New Warrants, as provided for in the Solicitation Procedures, and upon adoption of Reorganized Tidewater Parent’s Amended Organizational Documents, Reorganized Tidewater Parent, as well as other Reorganized Debtors that own or operate U.S.-flag vessels in the U.S. coastwise trade, shall be deemed to be in compliance with the Jones Act and qualified to own and operate U.S.-flag vessels in the U.S. coastwise trade.

54.    Governing Law. Except to the extent the Bankruptcy Code or other federal law is applicable, or to the extent an exhibit hereto or a schedule in the Plan Supplement or a Definitive Document provides otherwise, the rights, duties, and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflict of laws thereof.

55.    Applicable Nonbankruptcy Law. Pursuant to sections 1123(a) and 1142(a) of the Bankruptcy Code, the provisions of this Order, the Plan, the Plan Supplement, and the other Plan Documents, or any amendments or modifications thereto shall apply and be enforceable notwithstanding any otherwise applicable nonbankruptcy law.

56.    Waiver of Filings. Any requirement under section 521 of the Bankruptcy Code or Bankruptcy Rule 1007 obligating the Debtors to file any list, schedule, or statement with the Bankruptcy Court or the Office of the U.S. Trustee (except for monthly operating reports or any other post-confirmation reporting obligation to the U.S. Trustee), is hereby waived as to any such list, schedule, or statement not filed as of the Confirmation Date.

57.    Governmental Approvals Not Required. Subject to paragraph 24 of this Order, this Order shall constitute all approvals and consents required, if any, by the laws, rules, or regulations of any state or other governmental authority with respect to the implementation or consummation of the Plan, any documents, instruments, or agreements, and any amendments or modifications thereto, and any other acts referred to in, or contemplated by, the Plan, the Plan Supplement, the other Plan Documents, and the Disclosure Statement.

58.    Additional Plan Modifications.

(a)    Section 1.72 of the Plan shall be amended and restated (deletions shown in strikethrough and bold; additions shown in underline and bold) as follows:

Exculpated Parties means collectively: (a) the Debtors, (b) the Reorganized Debtors, (c) the Creditors’ Committee, (d) the Equity Committee, ~~and~~ (e) with respect to each of the foregoing Entities in clauses (a) and (b), such Entities’ respective officers and directors, (f) with respect to each of the foregoing Entities in clauses (a) through (d), such Entities’ respective ~~predecessors, successors, and assigns, managed accounts or funds, current or former officers, directors, principals, shareholders, members, partners, employees, agents, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, management companies, and other~~ professionals~~, and such Entities’ respective heirs, executors, estates, and nominees~~, and (g) the respective members of the Creditors’ Committee and the Equity Committee (each in their capacity as such).

(b)    Section 10.6(b)(3) of the Plan shall be amended and restated (additions shown in underline and bold) as follows:

with respect to any Entity in the foregoing clauses (1) and (2), except to the extent deemed to reject the Plan, such Entity’s predecessors, successors and assigns, subsidiaries, affiliates, managed accounts or funds, current or former officers, directors, principals, shareholders, members, partners, employees, agents, advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, management companies, fund advisors and other professionals, and such Entity’s respective heirs, executors, estates, servants, and nominees (each, solely in their capacity as such);

(c)    Section 10.7 of the Plan shall be amended and restated (deletions shown in strikethrough and bold) as follows:

Notwithstanding anything herein to the contrary, and to the maximum extent permitted by applicable law, the Exculpated Parties shall neither have nor incur any liability to any holder of a Claim or Interest or any other party in interest, or any of their respective predecessors, successors, and assigns, subsidiaries, affiliates, managed accounts, or funds, current or former officers, directors, principals, shareholders, members, partners, employees, agents, advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, management companies, fund advisors, and other professionals, and such Entity’s respective heirs, executors, estates, servants, or nominees for any act or omission (both prior to and subsequent to the Petition Date) in connection with, related to, or arising out of, in whole or in part, ~~the Debtors,~~ the Debtors’ restructuring, the Chapter 11 Cases, the purchase, sale, or rescission of the purchase or sale of any security of the Debtors or the Reorganized Debtors, the business or contractual arrangements between any Debtor and any Released Party relating to the Chapter 11 Cases, the Plan, or the Disclosure Statement, the restructuring of Claims and Interests before or during the Chapter 11 Cases, the negotiation, formulation, preparation, proposal, confirmation, or consummation of the Plan (including the Plan Supplement), the Restructuring Support Agreement, the Definitive Documents, or any related agreements, instruments, or other documents, the solicitation of votes with respect to the Plan, any settlement or agreement in the Chapter 11 Cases, the offer, issuance, and distribution of any securities issued or to be issued pursuant to the Plan, whether or not such distribution occurs following the Effective Date, negotiations regarding or concerning any of the foregoing, or the administration of the Plan or property to be distributed hereunder, except for any act or omission that is a criminal act or constitutes gross negligence, willful misconduct, or intentional fraud as determined by Final Order. This exculpation shall be in addition to, and not in limitation of, all other releases, indemnities, exculpations, and any other applicable law or rules protecting such Exculpated Parties from liability.

59.    Notice of Entry of Confirmation Order and Effective Date. In accordance with Bankruptcy Rules 2002 and 3020(c), as soon as reasonably practicable after the Effective Date, the Debtors shall serve notice of the entry of this Order, substantially in the form annexed hereto as Exhibit 2 (the “Notice of Effective Date”), to all parties who hold a Claim or Interest in these cases and the U.S. Trustee. Such notice is hereby approved in all respects and shall be deemed good and sufficient notice of entry of this Order and the occurrence of the Effective Date.

60.    Dissolution of the Creditors’ Committee and the Equity Committee. On the Effective Date, the Creditors’ Committee and the Equity Committee shall dissolve, and the members thereof shall be released and discharged from all rights and duties arising from, or related to, the Chapter 11 Cases; provided, that the Creditors’ Committee and the Equity Committee shall exist, and its professionals shall continue to be retained, after the Effective Date solely with respect to all applications filed pursuant to sections 330 and 331 of the Bankruptcy Code and any related hearings.

61.    Waiver or Estoppel. Each holder of a Claim or Interest shall be deemed to have waived any right to assert any argument, including the right to argue that its Claim or Interest should be Allowed in a certain amount, in a certain priority, secured, or not subordinated by virtue of an agreement made with the Debtors or their counsel (or any other Entity), if such agreement was not disclosed in the Plan or papers filed with the Court before the Confirmation Date.

62.    Debtors’ Actions Post-Confirmation Through the Effective Date. During the period from entry of this Order through and until the Effective Date, each of the Debtors shall continue to operate their business as a debtor in possession, subject to the oversight of the Court as provided under the Bankruptcy Code, the Bankruptcy Rules, and this Order, and any order of the Court that is in full force and effect.

63.    Waiver of Section 341 Meeting. As of the date of this Order, the Section 341 Meeting has not been convened. The convening of the Section 341 Meeting is hereby waived in accordance with the Scheduling Order.

64.    Substantial Consummation. On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101 and 1127 of the Bankruptcy Code.

65.    Inconsistency. To the extent of any inconsistency between this Order and the Plan, this Order shall govern.

66.    Effect of Confirmation Order on Other Orders. Unless expressly provided for herein, nothing in the Plan or this Order shall affect any orders entered in the Chapter 11 Cases pursuant to section 365 of the Bankruptcy Code.

67.    Stay of Confirmation. The requirements under Bankruptcy Rule 3020(e) that an order confirming a plan is stayed until the expiration of fourteen (14) days after entry of the order are hereby waived. This Order shall take effect immediately and shall not be stayed pursuant to Bankruptcy Rules 3020(e), 6004(g), 6006(d), or 7062.

68.    No Waiver. The failure to specifically include any particular Plan Document or provision of the Plan or Plan Document in this Order will not diminish the effectiveness of such provision nor constitute a waiver thereof, it being the intent of this Bankruptcy Court that the Plan is confirmed in its entirety, the Plan Documents are approved in their entirety, and all are incorporated herein by this reference.

69.    Closure of the Chapter 11 Cases. As soon as practicable after the Effective Date, the Reorganized Debtors are authorized but not directed to submit an order to the Bankruptcy Court under certification of counsel that is in form and substance acceptable to the U.S. Trustee that closes and issues a final decree for each of the Chapter 11 Cases.

70.    Final Order. This Order is a Final Order and the period in which an appeal must be filed shall commence upon the entry hereof.

Dated: July 17, 2017

            Wilmington, Delaware

/s/ Brendan L. Shannon
HONORABLE BRENDAN L. SHANNON
UNITED STATES BANKRUPTCY JUDGE

Exhibit 1

Second Amended Plan

Exhibit 2

Notice of Effective Date

UNITED STATES BANKRUPTCY

COURT DISTRICT OF DELAWARE

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In re: TIDEWATER INC., et al., Debtors.[1]	: : : : :	Chapter 11 Case No. 17–11132 (BLS) (Jointly Administered)
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NOTICE OF (I) ENTRY OF ORDER CONFIRMING FIRST

AMENDED JOINT PREPACKAGED CHAPTER 11 PLAN OF

REORGANIZATION

OF TIDEWATER INC. AND ITS AFFILIATED DEBTORS

AND (II) OCCURRENCE OF EFFECTIVE DATE

TO CREDITORS, INTEREST HOLDERS, AND OTHER PARTIES IN INTEREST:

PLEASE TAKE NOTICE that on July         , 2017, the Honorable Brendan L. Shannon, United States Bankruptcy Judge for the District of Delaware (the “Bankruptcy Court”) entered an order (Docket No. [        ]) (the “Order”),2 approving, among other things, the First Amended Joint Prepackaged Chapter 11 Plan of Reorganization of Tidewater Inc. and Its Affiliated Debtors, dated as of July 12, 2017 (Docket No. [        ]) (the “Plan”) of Tidewater Inc. and its debtor affiliates, as debtors and debtors in possession in the above-captioned chapter 11 cases (collectively, the “Debtors”).

PLEASE TAKE FURTHER NOTICE that the Order, the Plan, and all of the other documents filed in the Chapter 11 Cases, can be viewed for free at the website for the Debtors’ claims, noticing, and solicitation agent, Epiq Bankruptcy Solutions, LLP (“Epiq”): http://dm.epiq11.com/Tidewater. Additionally, copies of the documents are available upon request by (i) calling Epiq at (866) 734-9393 (toll free), (ii) sending an

[1]	The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, if any, are: Tidewater Inc. (7776), Tidewater Marine Western, Inc. (1064), Tidewater Corporate Services, L.L.C. (7776), Tidewater Marine, L.L.C. (7779), Cajun Acquisitions, LLC (2365), Gulf Fleet Supply Vessels, L.L.C. (2194), Hilliard Oil & Gas, Inc. (4727), Java Boat Corporation (0278), Pan Marine International Dutch Holdings, L.L.C., Point Marine, L.L.C. (9586), Quality Shipyards, L.L.C. (2335), S.O.P., Inc. (3464), Tidewater Marine Alaska, Inc. (7549), Tidewater Marine International Dutch Holdings, L.L.C. (2289), Tidewater Marine Sakhalin, L.L.C. (7779), Tidewater Mexico Holding, L.L.C. (8248), Tidewater Venture, Inc. (7694), Twenty Grand (Brazil), L.L.C. (7730), Twenty Grand Marine Service, L.L.C. (7730), Zapata Gulf Marine, L.L.C. (5513), Tidewater GOM, Inc. (2799), Tidewater Subsea, L.L.C. (2022), Tidewater Subsea ROV, L.L.C. (3832), Tidewater Marine Fleet, L.L.C., Tidewater Marine Hulls, L.L.C., Tidewater Marine Ships, L.L.C., and Tidewater Marine Vessels, L.L.C. The Debtors’ principal offices are located at 601 Poydras Street, Suite 1500, New Orleans, Louisiana 70130.
[2]	Unless otherwise defined in this notice, capitalized terms used herein shall have the meanings ascribed to them in the Plan and the Order.

electronic mail message to tabulation@epiqsystems.com with “Tidewater” in the subject line, or (iii) accessing the Bankruptcy Court’s website: www.deb.uscourts.gov. A PACER password and login are needed to access documents on the Bankruptcy Court’s website. A PACER password can be obtained at http://www.pacer.psc.uscourts.gov. The Order, the Plan, and all of the other documents filed in the Chapter 11 Cases are also available for inspection during regular business hours in the office of the Clerk of the Bankruptcy Court, 824 N. Market Street, 3rd Floor, Wilmington, Delaware 19801.

PLEASE TAKE FURTHER NOTICE that the Effective Date of the Plan occurred on                     , 2017.

PLEASE TAKE FURTHER NOTICE that pursuant to section 1141 and other applicable provisions of title 11 of the United States Code, as a result of the occurrence of the Effective Date, the provisions of the Plan (including the exhibits thereto and all documents and agreements executed pursuant thereto or in connection therewith), and the Order are binding on the Debtors, the Reorganized Debtors, all holders of Claims or Interests in the Debtors (irrespective of whether such Claims or Interests are impaired under the Plan or whether the holders of such Claims or Interests accepted or rejected the Plan), any other person giving, acquiring, or receiving property under the Plan, any and all non-Debtor parties to executory contracts and unexpired leases with any of the Debtors, any other party in interest in the Chapter 11 Cases, and the respective heirs, executors, administrators, successors or assigns of any of the foregoing.

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Dated:                         , 2017

            Wilmington, Delaware

Daniel J. DeFranceschi (No. 2732) Zachary I. Shapiro (No. 5103) RICHARDS, LAYTON & FINGER, P.A. One Rodney Square 920 North King Street Wilmington, Delaware 19801
Telephone:	(302) 651-7700
Facsimile:	(302) 651-7701
Email:	defranceschi@rlf.com
Email:	shapiro@rlf.com

-and-

Ray C. Schrock, P.C. (admitted pro hac vice) Jill Frizzley WEIL, GOTSHAL & MANGES LLP 767 Fifth Avenue New York, New York 10153
Telephone:	(212) 310-8000
Facsimile:	(212) 310-8007
Email:	ray.schrock@weil.com
Email:	jill.frizzley@weil.com

-and-

Alfredo R. Pérez (admitted pro hac vice) Chris López (admitted pro hac vice) WEIL, GOTSHAL & MANGES LLP 700 Louisiana Street, Suite 1700 Houston, Texas 77002
Telephone:	(713) 546-5000
Facsimile:	(713) 224-9511
Email:	alfredo.perez@weil.com
Email:	chris.lopez@weil.com

Attorneys for the Debtors and Debtors in Possession

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